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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Soliciting Material Pursuant to §240.14a-12
MONSTER WORLDWIDE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MONSTER WORLDWIDE, INC.
622 THIRD AVENUE
NEW YORK, NEW YORK 10017
(212) 351-7000

                      May 13, 2005

Dear Stockholder:

        You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 11:00 a.m. on Thursday, June 16, 2005, at the offices of Monster, 5 Clock Tower Place, Maynard, Massachusetts 01754.

        At the meeting you will be asked to elect seven directors of the Company and to approve an amendment to the Monster Worldwide, Inc. 1999 Long Term Incentive Plan. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

        We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to vote at your earliest convenience. You may vote by mail with the enclosed proxy card or by telephone or on the Internet by following the instructions on the proxy card.

        Thank you for your cooperation.

Very truly yours,
Andrew J. McKelvey Chairman of the Board of Directors and CEO

MONSTER WORLDWIDE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

New York, New York

        The 2005 annual meeting of stockholders of the Company will be held on Thursday, June 16, 2005 at 11:00 a.m. at the offices of Monster, 5 Clock Tower Place, Maynard, Massachusetts 01754 for the following purposes:

(1)
To elect seven directors to serve for the ensuing year;

(2)
To approve an amendment to the Monster Worldwide, Inc. 1999 Long Term Incentive Plan; and

(3)
To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        All stockholders of record at the close of business on May 4, 2005 will be entitled to notice of and to vote at the meeting or any postponements or adjournments of the meeting.

        All stockholders are cordially invited to attend the meeting in person. Stockholders who are unable to attend the meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. You may also vote by telephone or on the Internet by following the instructions on the enclosed form of proxy. Stockholders who attend the meeting may revoke their proxy and vote their shares in person.

MYRON F. OLESNYCKYJ Secretary

MONSTER WORLDWIDE, INC.
622 THIRD AVENUE
NEW YORK, NEW YORK 10017

PROXY STATEMENT

        This proxy statement contains information related to the annual meeting of stockholders of the Company to be held on Thursday, June 16, 2005, beginning at 11:00 a.m. at the offices of Monster, 5 Clock Tower Place, Maynard, Massachusetts 01754, and at any postponements or adjournments thereof.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of the election of directors and the approval of an amendment to the Company's 1999 Long Term Incentive Plan. In addition, management will report on the performance of the Company during 2004 and respond to questions from stockholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

        Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Proxies were mailed to stockholders on or about May 13, 2005 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so.

Who is entitled to vote at the meeting?

        Only stockholders of record at the close of business on May 4, 2005, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting, or any postponements and adjournments thereof. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponements or adjournments of the meeting.

        The Company has two classes of common stock: common stock and Class B common stock. Holders of both common stock and Class B common stock as of the record date will be entitled to participate at the meeting.

What are the voting rights of the holders of common stock and Class B common stock?

        Each outstanding share of common stock will be entitled to one vote on each matter acted upon. Each outstanding share of Class B common stock will be entitled to ten votes on each matter acted upon.

        On May 4, 2005, there were 116,197,215 shares of common stock outstanding, and 4,762,000 shares of Class B common stock outstanding. Andrew J. McKelvey, our Chairman and CEO, holds all of the Class B common stock which combined with the common stock held by him gives him approximately

34% of the combined voting power of the Company. It is expected that Mr. McKelvey will vote for Proposals No. 1 and No. 2.

What constitutes a quorum?

        The presence at the meeting in person or by proxy, of the holders of a majority of the outstanding votes, represented by shares of common stock and Class B common stock as of the record date, will constitute a quorum, permitting the conduct of business at the meeting. As of the record date, 116,197,215 shares of common stock, representing the same number of votes, were outstanding, and 4,762,000 shares of Class B common stock, representing in the aggregate 47,620,000 votes, were outstanding. Thus, the presence of holders representing at least 81,908,608 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been attained. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange. The effect of broker non-votes on the specific items to be brought before the meeting is discussed under Proposal No. 1 and Proposal No. 2.

How do I vote?

        If you complete and properly sign the accompanying proxy card and return it in the enclosed return envelope it will be voted as you direct or you may vote by telephone or on the Internet as detailed below. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I vote by telephone or electronically?

        If you are a registered stockholder (that is, you hold your stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

        If your shares are held in "street name," please check your proxy card and contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. A large number of banks and brokerage firms are participating in ADP Investor Communication Services' online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in ADP's program. If you vote by telephone or electronically through the Internet, please do not mail your proxy. Stockholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed proxy card.

        Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the meeting.

How do I vote my 401(k) Plan shares?

        Our 401(k) plan provides participants holding shares of our common stock with pass-through voting. The Trustee of our 401(k) plan, Charles Schwab, votes the shares of our common stock in the 401(k) plan since it is the record holder. Participants in the 401(k) plan receive with their proxy materials instructions for directing how the shares of our common stock allocated to the participant's 401(k) account should be voted. Voting instructions are tabulated by an independent third party, on a confidential basis, and the voting instructions are provided to the Trustee. Shares of our common stock for which no instructions are received or shares of our common stock that have not been allocated to any participant's account are voted by the Trustee in the same proportion as the shares of our common stock for which voting instructions have been received.

Can I receive more than one set of annual meeting materials?

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. The Company will promptly deliver a separate copy of either document to any stockholder upon written or oral request to the Investor Relations Department of the Company, Monster Worldwide, Inc., 622 Third Avenue, New York, New York 10017, telephone (212) 351-7000. Any stockholder who wants to receive separate copies of the proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact the Company at the above address and phone number.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although, attendance at the meeting alone will not by itself revoke a previously granted proxy.

How are nominees for election to our Board of Directors selected?

        The purpose of the Nominating Committee of our Board of Directors is to recommend to our Board of Directors individuals as nominees for election to our Board of Directors at the annual meeting of stockholders and to fill any vacancy or newly created directorship on the Board of Directors. The Nominating Committee does not have specific minimum qualifications that must be met by a candidate in order to be considered for nomination to our Board of Directors. In identifying and evaluating nominees for director, the Nominating Committee considers each candidate's experience, integrity, background and skills, as well as other qualities that the candidate may possess and factors that the candidate may be able to bring to the Board of Directors.

        The Nominating Committee will consider stockholder nominations as nominees for election to our Board of Directors. In evaluating such nominations, the Nominating Committee will use the same selection criteria the Nominating Committee uses to evaluate other potential nominees. Any stockholder may suggest a nominee by sending the following information to our Nominating Committee: (i) your name, mailing address and telephone number, (ii) the suggested nominee's name, mailing address and telephone number, (iii) a statement whether the suggested nominee knows that his or her name is being suggested by you, (iv) the suggested nominee's resume or other description of his or her background and experience and (v) your reasons for suggesting that the individual be considered. The information should be sent to the Nominating Committee addressed as follows: Nominating Committee of the Board of Directors, Monster Worldwide, Inc., 622 Third Avenue, New York, New York 10017.

        Stockholders who do not wish to follow the foregoing procedure but who wish instead to nominate directly one or more persons for election to the Board of Directors must comply with the procedures established by our by-laws. To be timely, the Company must receive such nomination for the 2006

Annual Meeting at its principal office at 622 Third Avenue, New York, New York 10017 no earlier than February 26, 2006 and no later than March 28, 2006.

        All seven of the director nominees identified in this proxy statement currently serve as directors of the Company and all have been recommended by our Nominating Committee to our Board of Directors for re-election. The Company has not paid a fee to any third party for the identification or evaluation of any candidates for our Board of Directors.

What are the Board's recommendations?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote to approve Proposal No. 1, for election of the nominated slate of directors to serve for the ensuing year, and to approve Proposal No. 2, for approval of the amendment to the Company's 1999 Long Term Incentive Plan, as set forth in the notice of meeting on the cover page of this proxy statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in accordance with their best judgment.

What vote is required to approve each item?

        Election of Directors.    The seven nominees receiving the highest number of affirmative votes of the votes cast at the meeting, either in person or by proxy, shall be elected as directors. A properly executed proxy card marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        Approval of Amendment to the 1999 Long Term Incentive Plan.    The affirmative vote of a majority of the outstanding shares present in person or represented by proxy and entitled to vote is required for the approval of the amendment to the Company's 1999 Long Term Incentive Plan. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, and will not be counted in determining the number of votes necessary for approval. Abstentions from voting by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present in person or represented by proxy at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve the amendment to the 1999 Long Term Incentive Plan.

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

        Other Items.    For each other item that may properly come before the meeting, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

STOCK OWNERSHIP

Who are the largest non-affiliate owners of the Company's stock?

        The following table sets forth information regarding the beneficial ownership determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities, of the Company's common stock held by each non-affiliated person known by the Company to own beneficially more than five percent (5%) of the Company's outstanding common stock. The combined voting power reflects voting power based on the number of shares outstanding as of March 31, 2005.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock	Combined Voting Power
Capital Research and Management Company(1) 333 South Hope Street Los Angeles, CA 90071	11,655,000	9.80%	7.12%
FMR Corp.(2) 82 Devonshire Street Boston, MA 02109	15,619,728	13.66%	9.55%
Wellington Management Company, LLP(3) 75 State Street Boston, MA 02109	8,168,792	6.86%	4.99%

(1)
Capital Research and Management Company may be deemed to beneficially own 11,655,000 shares of our common stock which are held of record by investment companies for which Capital Research and Management Company acts as investment advisor. Capital Research and Management Company has sole dispositive power with respect to 11,655,000 of the shares and does not have sole or shared voting power or shared dispositive power with respect to any of the shares. Information with respect to Capital Research and Management Company, including their percentage ownership, has been derived from their Schedule 13G/A dated February 14, 2005 as filed with the SEC.

(2)
Of the 15,619,728 shares of our common stock that may be deemed to be beneficially owned by FMR Corp., 13,977,115 shares are beneficially owned by Fidelity Management & Research Company, 433,108 shares are beneficially owned by Fidelity Management Trust Company and 1,209,505 shares are beneficially owned by Fidelity International Limited. FMR Corp. has sole voting power with respect to 1,599,173 of the shares and sole dispositive power with respect to all 15,619,728 of the shares, and does not have shared voting power or shared dispositive power with respect to any of the shares. Members of the Edward C. Johnson 3d family, including Abigail P. Johnson, may be deemed to form a controlling group with respect to FMR Corp. by reason of their ownership of approximately 49% of the voting power of FMR Corp. and a shareholders' voting agreement among them and the other shareholders of voting stock of FMR Corp. Information with respect to FMR Corp., including its percentage ownership, has been derived from its Schedule 13G/A dated February 14, 2005 as filed with the SEC.

(3)
Wellington Management Company, LLP may be deemed to beneficially own 8,168,792 shares of our common stock which are held of record by clients of Wellington Management Company, LLP. Wellington Management Company, LLP has shared voting power with respect to 6,780,646 of the shares and shared dispositive power with respect to 8,168,792 of the shares and does not have sole voting power or sole dispositive power with respect to any of the shares. Information with respect to Wellington Management Company, LLP, including their percentage ownership, has been derived from their Schedule 13G dated February 14, 2005 as filed with the SEC.

How much stock do the Company's directors and executive officers own?

        The following table sets forth information as of March 31, 2005 (except as otherwise noted in the footnotes), regarding the beneficial ownership determined in accordance with the rules of the SEC, of the Company's common stock held by: (i) each director of the Company; (ii) each executive officer named in the Executive Compensation Summary Table (see "Executive Compensation"); and (iii) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed. Except for Andrew J. McKelvey at approximately 34%, no director or executive officer owns shares of our common stock or Class B common stock giving them greater than 1% of the voting power of the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock/Class B Common Stock	Percentage of Common Stock	Percentage of Class B Common Stock
Andrew J. McKelvey(1)	12,334,939	6.53%	100%
William Pastore(2)	67,612	*	—
Paul Camara(3)	1,668,679	1.42%	—
Jeffrey C. Taylor(4)	475,694	*	—
George R. Eisele(5)	166,691	*	—
Ronald J. Kramer(6)	50,359	*	—
Michael Kaufman(7)	37,017	*	—
David A. Stein(8)	25,000	*	—
John Swann(9)	60,220	*	—
John Gaulding(10)	31,682	*	—
Michael Sileck(11)	1,020,455	*	—
All directors and executive officers as a group (17 persons)(12)	16,784,644	14.01%	100%

*
Less than 1%

(1)
Includes 4,762,000 shares of Class B common stock which are convertible, on a share for share basis, into common stock. Each share of Class B common stock has ten votes per share. Also includes 4,115 shares of common stock owned by Mr. McKelvey's wife and 1,989 shares of common stock held by the Company's 401(k) plan. Mr. McKelvey disclaims beneficial ownership of the shares owned by his wife.

(2)
Includes 50,000 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2005.

(3)
Includes 1,989 shares of common stock held by the Company's 401(k) plan, and 1,435,888 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2005.

(4)
Includes 1,989 shares of common stock held by the Company's 401(k) plan, and 408,670 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2005.

(5)
Includes 1,488 shares of common stock held by the Company's 401(k) plan and 14,605 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2005.

(6)
Includes 47,859 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2005.

(7)
Includes 34,517 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2005.

(8)
Includes 22,500 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2005.

(9)
Includes 57,720 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2005.

(10)
Includes 29,182 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2005.

(11)
Includes 756 shares of common stock held by the Company's 401(k) plan, 5,000 shares of common stock owned by Mr. Sileck's wife, 845,669 shares of common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2005 and a commitment by the Company to issue to Mr. Sileck 133,458 shares of common stock on April 29, 2005. Mr. Sileck resigned as Senior Vice President and Chief Financial Officer of the Company effective March 14, 2005 and entered into an Agreement and General Release with the Company, dated March 16, 2005, pursuant to which all of his unvested and unexercised options became vested and exercisable and 133,458 shares of common stock became vested and were issued by the Company to Mr. Sileck on April 29, 2005.

(12)
Includes 4,762,000 shares of Class B common stock which are convertible, on a share for share basis, into common stock, 14,319 shares held by the Company's 401(k) plan and 12,985,227 shares beneficially owned. Also includes 3,785,098 shares subject to options which are exercisable within 60 days of March 31, 2005. Mr. Sileck resigned as Senior Vice President and Chief Financial Officer of the Company on March 14, 2005, consequently, neither his shares nor any options exercisable within 60 days of March 31, 2005 are included.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Seven directors (constituting the entire Board) are to be elected at the annual meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the 2006 annual meeting and until their successors are duly elected and qualified. Our Certificate of Incorporation and by-laws provide that the number of directors on our Board of Directors shall be not less than one and no more than nine, as is fixed from time to time by resolution of the Board of Directors. Our current Board of Directors consists of seven members, five of whom are "independent" within the meaning of Rule 4200(a)(15) of The Nasdaq Stock Market. The five consist of Messrs. Gaulding, Kaufman, Kramer, Stein and Swann. Our nominees for election to the Board of Directors are set forth below. All of the nominees are our current directors. All of the nominees have been recommended by the Nominating Committee for election to our Board of Directors and all have consented to serve if elected. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

        The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:

Nominee	Age	Year First Became Director	Principal Occupation During the Past Five Years
Andrew J. McKelvey	70	1967	Chairman of the Board, CEO and a director since founding the Company in 1967. Mr. McKelvey has a B.A. from Westminster College. Mr. McKelvey was a member of the Board of Directors of the Yellow Pages Publishers Association and the Association of Directory Marketing from 1994 through September 1996.

George R. Eisele	68	1987	Director of the Company since September 1987. Mr. Eisele was the Executive Vice President of TMP Worldwide Direct, the Company's order fulfillment business unit from 1989 until May 2, 2005 when the business unit was sold to GECKO Inc., an entity owned 65% by Mr. Eisele. Mr. Eisele attended Fairleigh Dickinson University and Drexel University.
John Gaulding	59	2001	Director of the Company since June 2001. Mr. Gaulding is a member of the Company's audit committee and compensation committee. Previously, Mr. Gaulding was a director from January 1996 to October 1999. Mr. Gaulding is a private investor and business consultant in the fields of strategy and organization. He was Chairman and Chief Executive Officer of National Insurance Group, a publicly traded financial information services company, from April through July 11, 1996, the date of such company's sale. For six years prior thereto, he was President and Chief Executive Officer of ADP Claims Solutions Group. From 1985 to 1990, Mr. Gaulding was President and Chief Executive Officer of Pacific Bell Directory, the yellow page publishing unit of Pacific Telesis Group. Mr. Gaulding served as co-chairman of the Yellow Pages Publishers Association from 1987 to 1990. He holds a B.S. from the University of California at Los Angeles and a M.B.A. from the University of Southern California. Mr. Gaulding is also a director of Ants Software, Inc., a publicly traded corporation, and Yellow Pages Group, Inc., Canada's largest telephone directory publisher.

Michael Kaufman	59	1997	Director of the Company since October 1997. Mr. Kaufman is Chairman of the Company's compensation committee and a member of its audit committee. Until July 1, 2000 Mr. Kaufman was President of SBC/Prodigy Transition. Mr. Kaufman previously served as President of Pacific Bell's Consumer's Market Group. Prior thereto, Mr. Kaufman was the President and CEO of Pacific Bell Communications, a subsidiary of SBC Communications Inc., and from 1993 through April 1997 he was the regional president for the Central and West Texas market area of Southwestern Bell Telephone. Mr. Kaufman holds a B.A. and a M.B.A. from the University of Wisconsin.
Ronald J. Kramer	46	2000	Director of the Company since February 2000. Mr. Kramer is Chairman of the Company's audit committee and a member of its compensation committee. Mr. Kramer has served as President and a director of Wynn Resorts, Limited, an entertainment and gaming company, since April 2002. Mr. Kramer previously was a Managing Director of Dresdner Kleinwort Wasserstein (formerly Wasserstein Perella & Co.) from July 1999 until November 2001. Mr. Kramer is also a director of Griffon Corporation, Lakes Entertainment, Inc. and New Valley Corporation, all public corporations. Mr. Kramer holds a B.S. from the Wharton School of the University of Pennsylvania and a M.B.A. from New York University Graduate School of Business.

David A. Stein	66	2003	Director of the Company since June 2003. Mr. Stein is Chairman of the Company's nominating committee. Mr. Stein was the Chairman and Chief Executive Officer of Southern Industrial Corporation, the Jacksonville, Florida-area Burger King franchisee of 33 Burger King restaurants until December 2004. Prior thereto, Mr. Stein was a Burger King franchisee for more than 40 years. He is Chairman of Jacksonville-based King Provision Corporation, an approved Burger King food and paper distributor, and Chairman of T.L. Cannon Corporation, a franchisee of Applebees restaurants in New York and Connecticut. Mr. Stein was a founder of the Jewish Community Alliance in Jacksonville, Florida. He has also served the United Way, the Jacksonville Chamber of Commerce, University Medical Center, University of North Florida, WJCT Public Television and other Jacksonville-area organizations and clubs as an officer or Board member. Mr. Stein attended the University of Florida.
John Swann	69	1996	Director of the Company since September 1996. Mr. Swann is a member of the Company's compensation committee and nominating committee. In 1995, Mr. Swann founded Cactus Digital Imaging Systems, Ltd., a large Canadian supplier of electronically produced large format color prints. Mr. Swann sold Cactus Digital Imaging Systems, Ltd. in June 2000.

What is the Company's policy regarding director attendance at annual meetings?

        It is the policy of our Board of Directors that directors are encouraged to attend all annual stockholders meetings. Messrs. McKelvey, Eisele, Gaulding, Kaufman, Stein and Swann attended the 2004 annual meeting of stockholders.

How are directors compensated?

        Each of the Company's non-employee directors receives $35,000 per year for services rendered as a director, plus a per meeting fee of $1,000 for each meeting of the Board of Directors or a committee of the Board of Directors attended in person or telephonically (limited to a maximum fee of $3,000 per day), plus reimbursement of expenses incurred in connection with his or her duties as director and life insurance in accordance with the Company's standard life insurance offering for employees. In addition, the chairman of the compensation committee receives an additional $25,000 per year and the chairman of the audit committee receives an additional $96,000 per year.

        Pursuant to the Company's 1999 Long Term Incentive Plan, each non-employee director of the Company is granted an option to purchase 22,500 shares of common stock on the date he or she commences service as a non-employee director. In addition, each non-employee director is granted an option to purchase 5,000 shares of common stock on the trading day following each annual meeting that occurs at least one year after the date he or she first became a non-employee director. Messrs. Kaufman, Kramer, Gaulding, Stein and Swann each received an option to purchase 5,000 shares of common stock in June 2004. George Eisele became a non-employee director of the Company on May 2, 2005 upon the consummation of the transaction with GECKO Inc. described under "Certain Relationships and Related Transactions" and received an option to purchase 22,500 shares of common stock, as a non-employee director. Option grants have a ten-year term and an exercise price equal to the fair market value of the common stock on the date of grant. Options granted to non-employee directors upon their commencement of service are 50% vested on the date of grant and generally become fully vested on the first anniversary of the date of grant. Options granted to non-employee directors on an annual basis generally become 50% vested on each of the first two anniversaries of the date of grant. If Proposal No. 2 is approved by our stockholders, in lieu of making the foregoing option grants in the future, pursuant to the Company's 1999 Long Term Incentive Plan, each non-employee director of the Company will be granted 5,000 shares of common stock upon his or her commencement of service as a non-employee director and each non-employee director who was a non-employee director at, or appointed or elected to, the Board of Directors as a non-employee director at the prior annual meeting will be granted 2,500 shares of common stock on the day following each annual meeting. Of the 5,000 shares of common stock granted to non-employee directors upon their commencement of service, 2,500 shares will be vested on the date of grant and the remaining 2,500 shares will vest on the first anniversary of the date of grant. Of the 2,500 shares of common stock granted to non-employee directors on an annual basis, 1,250 shares will become vested on each of the first two anniversaries of the date of grant. In addition, all unvested shares of common stock will immediately vest in full upon a "change in control" (as defined in the 1999 Long Term Incentive Plan) of the Company.

How often did the Board meet during the year ended December 31, 2004?

        During the fiscal year ended December 31, 2004, the Board of Directors held eight meetings and acted four times by unanimous written consent in lieu of a meeting. In addition, the non-employee directors held two meetings. Except for Mr. Kramer who attended seven of the meetings of the Board of Directors and the meetings of the non-employee directors, each director attended at least 75% of the total number of meetings of the Board and the Committees on which he served.

What committees has the Board established?

        The Board of Directors has standing Compensation, Audit and Nominating Committees. Each member of the Compensation, Audit and Nominating Committees has been determined by the Board of the Directors to be "independent" within the meaning of Nasdaq Rule 4200(a)(15) and, in addition, each member of the Audit Committee is "independent" within the meaning of applicable rules and regulations of the Securities and Exchange Commission regarding the independence of audit committee members.

        Compensation Committee.    The Compensation Committee is charged with recommending to the Board the compensation for the Company's executives and administering the Company's stock incentive and benefit plans. The Compensation Committee is currently composed of Messrs. Kaufman, Gaulding, Kramer and Swann. Mr. Swann was appointed to the Compensation Committee on June 16, 2004. The charter of the Compensation Committee is available on the Company's website www.monsterworldwide.com. During 2004, the Compensation Committee held nine meetings and acted five times by unanimous written consent in lieu of a meeting.

        Audit Committee.    The Audit Committee is charged with, among other things, the appointment of independent auditors of the Company, as well as discussing and reviewing with the independent auditors the scope of the annual audit and results thereof, pre-approving the engagement of the independent auditors for all audit-related services and permissible non-audit related services, and reviewing and approving all related-party transactions. The Audit Committee also reviews interim financial statements included in the Company's quarterly reports and reviews documents filed with the Securities and Exchange Commission. The Audit Committee is currently composed of Messrs. Kramer, Gaulding and Kaufman. The Board of Directors has determined that each of Messrs. Kramer and Kaufman qualify as an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. The charter of the Audit Committee is available on the Company's website www.monsterworldwide.com. During 2004, the Audit Committee met sixteen times.

        Nominating Committee.    The Nominating Committee is charged with assisting the Board in its selection of individuals as nominees for election to the Board at annual meetings of the Company's stockholders and to fill any vacancies or newly created directorships on the Board. The Nominating Committee is currently composed of Messrs. Stein and Swann. The Nominating Committee was formed in 2004. The charter of the Nominating Committee is available on the Company's website www.monsterworldwide.com. During 2004, the Nominating Committee acted once by unanimous written consent in lieu of a meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 2004 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

Vote Required

        The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

        THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1—ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

AUDIT MATTERS

What services have been provided by the Company's auditors?

        The Company incurred professional fees from BDO Seidman, LLP ("BDO"), its principal auditor, and BDO International affiliate firms for the following professional services:

        Audit Fees.    Fees in the amount of $3.8 million and $2.9 million in 2004 and 2003, respectively, related to the audits of the Company's annual financial statements and internal controls; the review of the interim financial statements included in the Company's quarterly reports; the review of documents filed with the Securities Exchange Commission; and fees for statutory audits required internationally.

        Audit-Related Fees.    Fees in the amount of $0.4 million and $0.4 million in 2004 and 2003, respectively, primarily related to the audits of the Company's employee benefit plan, due diligence related to mergers and acquisitions and accounting consultation.

        Tax Fees.    Fees in the amount of $0.5 million and $0.7 million in 2004 and 2003, respectively, related to professional services rendered for tax compliance, tax advice and tax planning.

        All Other Fees.    The Company did not incur such fees in 2004 or 2003.

        The Company's Audit Committee has determined that the non-audit services provided by the Company's auditors in connection with the year ended December 31, 2004 were compatible with the auditors' independence.

Pre-Approval Policies

        The Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors with respect to such services. With respect to audit services and permissible non-audit services not previously approved, the Audit Committee has authorized the Chairman of the Audit Committee to approve such audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting. All "Audit Fees", "Audit-Related Fees" and "Tax Fees" set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

Report of Audit Committee

        The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal controls, audit process, and process for monitoring compliance with laws and regulations. Each of the members of the Audit Committee is independent, as defined under the listing standards of The Nasdaq National Market and in accordance with the applicable rules and regulations of the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Directors that was originally adopted in 2000 and was amended in 2003.

        Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States of America. The Company's independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The Committee's responsibility is to oversee and review these processes. The Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations, or generally accepted accounting principles in the United States of America or as to auditor independence. The Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

        The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met sixteen times during 2004.

        In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) and No. 90 (Audit Committee Communications).

        With respect to the Company's outside auditors, the Committee, among other items, discussed with BDO Seidman, LLP, matters relating to BDO Seidman, LLP's independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Finally, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

        On the basis of these reviews and discussion, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Ronald J. Kramer, Chairman
John Gaulding
Michael Kaufman

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

        The Compensation Committee was formed in September 1996 and currently consists of Messrs. Kaufman, Gaulding, Kramer and Swann, each of whom is an "independent" director within the meaning of Nasdaq Rule 4200(a)(15). The Compensation Committee is charged with recommending to the Board of Directors the compensation for the Company's executives and administering the Company's stock incentive and benefit plans.

What is the Company's philosophy of executive compensation?

        The Company believes that executive compensation should be closely related to increased stockholder value. One of the Company's strengths contributing to its successes is a strong management team, many of whom have been with the Company for a number of years. The compensation program is designed to enable the Company to attract, retain and reward capable employees who can contribute to the continued success of the Company, principally by linking portions of compensation with the attainment of key business objectives. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. Accordingly, the Company's executive compensation program is designed to provide competitive compensation, support the Company's strategic business goals and reflect the Company's performance.

        The compensation program reflects the following principles:

  •
  Compensation should encourage increased stockholder value.

  •
  Compensation programs should support the short- and long-term strategic business goals and objectives of the Company.

  •
  Compensation programs should reflect and promote the Company's values and reward individuals for outstanding contributions toward business goals.

  •
  Compensation programs should enable the Company to attract and retain highly qualified professionals.

        The Company's executive compensation is comprised of two components, base salary and incentives, each of which is intended to serve the overall compensation philosophy.

        Base Salary.    The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance and resources of the Company, general economic conditions as well as a number of factors relating to the particular individual, including the performance of the individual executive, and level of experience, ability and knowledge of the job.

        Incentives.    Incentives generally consist of stock options, restricted stock grants and cash awards paid to the Company's senior and middle management executives. Mr. Sileck's bonus for the year ended December 31, 2002 and a portion of Mr. Taylor's bonuses through the year ended December 31, 2003 were guaranteed in their respective employment agreements. Non-guaranteed portions of bonuses payable to senior executives are generally tied to the overall performance of the Company.

        The Committee strongly believes that the pay program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of common stock of the Company at a specified price in the future, and grants of restricted stock. The grant of options and restricted stock is based in large part on a key employee's potential contribution to the Company's growth and profitability, based on the Committee's discretionary evaluation. Options are granted at the prevailing market value of the Company's common stock and will only have value if the Company's stock price increases. Generally, grants of options and restricted stock vest over a period of time and executives must be employed by the Company for such options and restricted stock to vest.

How is the Company's Chief Executive Officer compensated?

        As Chief Executive Officer and Chairman of the Board, Mr. McKelvey is compensated pursuant to an amended employment agreement, effective as of November 15, 1996 which had an initial term ending on November 14, 2001 and by its terms was automatically renewed through November 14, 2002. This agreement was amended in May 2002 to extend the term through May 15, 2005. In April 2004, Mr. McKelvey's employment agreement was amended to increase Mr. McKelvey's base salary to $1,000,000 and make Mr. McKelvey eligible to receive bonuses, stock or stock options in the Compensation Committee's sole discretion. Mr. McKelvey's bonus of $1,800,000 paid in 2005, was based on the Company meeting certain earnings per share goals during the 2004 calendar year; $1,000,000 of such bonus was paid in cash and $800,000 was paid pursuant to a grant of 27,300 fully vested shares of the Company's common stock, 12,422 shares of which were withheld to satisfy tax and other withholding obligations.

        The aggregate compensation of Mr. McKelvey was deemed appropriate by the Compensation Committee considering the overall performance of the Company and Mr. McKelvey.

        Section 162(m) of the Code generally limits to $1,000,000 the annual income tax deduction for certain "non-performance based" compensation paid to the chief executive officer or any of the four other highest paid officers of a publicly held corporation. The Company's 1999 Long Term Incentive Plan permits the grant of several types of awards. Some will qualify for the exception to the deduction limitation for performance-based compensation and others may not qualify for the exception. In general, the Compensation Committee wishes to structure performance-based awards in a way that will preserve the deductibility of compensation under such awards. The Compensation Committee may from time to time approve awards which would not qualify for the performance-based compensation exception. It is not anticipated that loss of deduction, if any, for compensation realized by any executive officer under the Company's existing compensation plans will be material.

        The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. The Committee believes its compensation practices are directly tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's stockholders. In view of the Company's performance and achievement of goals and competitive conditions, the Compensation Committee believes that compensation levels during 2004 adequately reflect the Company's compensation goals and policies.

Members of the Compensation Committee

Michael Kaufman, Chairman
John Gaulding
Ronald J. Kramer
John Swann

Employment Agreements

        The Company has entered into an amended employment agreement with Andrew J. McKelvey, effective as of November 15, 1996 which had an initial term ending on November 14, 2001. On November 14, 2001 the amended employment agreement was by its terms automatically renewed for a one year term. This agreement was further amended on May 30, 2002 to extend its term through

May 15, 2005, subject to automatic renewal for successive one year terms. Mr. McKelvey's employment agreement was again amended on April 1, 2004 to increase his base salary and make him eligible to receive bonuses, stock and stock options in the sole discretion of the Compensation Committee. The agreement also provides that Mr. McKelvey will serve as Chairman of the Board and CEO of the Company and will be nominated for election as a director during all periods of his employment. Under the agreement, as amended, Mr. McKelvey is entitled to an annual base salary of $1,000,000. Mr. McKelvey is also eligible to receive bonuses, stock and stock options at the sole discretion of the Compensation Committee. Under the agreement, Mr. McKelvey may terminate his employment upon 90 days prior written notice for any reason. The agreement also provides that in the event Mr. McKelvey's employment is terminated by the Company prior to its expiration for reasons other than for "cause," the Company shall pay Mr. McKelvey his base salary for the remaining term of the agreement at the times it would have been payable had he remained employed. The agreement further provides that in the event of Mr. McKelvey's voluntary resignation, termination of his employment by the Company for cause or nonrenewal of the agreement, Mr. McKelvey shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary for a period of 180 days after any such termination at the times it would have been payable had he remained employed. The agreement also contains confidentiality provisions, whereby Mr. McKelvey agrees not to disclose any confidential information regarding the Company and its affiliates.

        The Company entered into a revised letter agreement with William Pastore, dated April 1, 2004, which superceded the Company's prior agreement with Mr. Pastore dated October 10, 2002. Pursuant to the terms of this agreement Mr. Pastore serves as Chief Operating Officer of the Company for an annual base salary of $600,000. The agreement provides that in the event of a change in control of the Company all of Mr. Pastore's options and any shares of common stock covered by a stock bonus agreement shall automatically become fully vested and immediately exercisable. Under the agreement, if Mr. Pastore is terminated for any reason other than for cause he shall receive, upon execution of a general release, payment of base salary over one year as severance and acceleration of vesting of specified options. The Company also agreed to issue Mr. Pastore an aggregate of 125,000 shares of common stock in four equal annual installments commencing on March 31, 2005 and ending on March 31, 2008.

        The Company entered into a letter agreement with Michael Sileck, dated September 11, 2002 which was amended effective June 16, 2004. Pursuant to terms of the agreement Mr. Sileck served as Chief Financial Officer of the Company. Mr. Sileck's annual base salary under the agreement was increased in September 2003 from $500,000 to $550,000. Mr. Sileck received a guaranteed $500,000 bonus with respect to the year ended December 31, 2002. Mr. Sileck was eligible to receive a bonus in each year thereafter based on the satisfaction of certain performance targets. Upon the commencement of his employment as Chief Financial Officer, Mr. Sileck received (i) a $200,000 sign on bonus, (ii) an option to purchase 445,669 shares of the Company's common stock and (iii) a grant of 17,689 restricted shares of common stock. The agreement provided that in the event of a change in control of the Company all of Mr. Sileck's options and restricted stock would automatically become fully vested and immediately exercisable. Under the agreement, if Mr. Sileck was terminated for any reason other than for cause he received, upon the execution of a general release, payment of base salary over one year as severance and acceleration of vesting of all of his options. The Company also agreed to issue to Mr. Sileck 17,689 shares of common stock on December 15, 2003 and an aggregate of 266,915 shares of common stock in four equal annual installments commencing on September 11, 2003 and ending on September 11, 2006. Effective March 14, 2005, Mr. Sileck resigned from his position as Chief Financial Officer of the Company and entered into an Agreement and General Release, dated March 16, 2005, with the Company. Pursuant to the terms of the Agreement and General Release (i) Mr. Sileck was entitled to receive his regular compensation through March 14, 2005 and reimbursement of all previously incurred, travel, entertainment and other expenses incurred in accordance with Company policy, (ii) Mr. Sileck's unvested and unexercisable options became vested and exercisable, (iii) the shares the Company had previously agreed to issue to Mr. Sileck on September 11, 2005 and September 11, 2006 under a stock bonus agreement were issued on April 29, 2005 and (iv) Mr. Sileck was entitled to receive an aggregate of $550,000 payable in bi-weekly installments of approximately $21,153.85. In addition, the Agreement and General Release terminates the letter agreement, as amended, discussed above.

        The Company entered into a letter agreement with Paul Camara, dated April 28, 2003. Pursuant to the agreement, if Mr. Camara is terminated for any reason other than cause, including a termination by Mr. Camara within one year of a change of control of the Company, he shall receive, upon the execution of a general release, payment of base salary over two years as severance and acceleration of vesting of specified options. The agreement also provides that in the event of a change in control of the Company, specified options and restricted stock shall automatically become fully vested and immediately exercisable. The Company also agreed to issue to Mr. Camara 50,000 shares of common stock on December 15, 2002 and an aggregate of 213,532 shares of common stock in four equal bi-annual installments commencing on June 15, 2003 and ending on December 15, 2004.

        The Company and its subsidiary, Monster, Inc. (formerly, TMP Interactive Inc.), are parties to an amended and restated employment agreement with Jeffrey C. Taylor. This agreement provides for automatic renewal for successive one year terms, on a calendar basis, unless either party notifies the other to the contrary at least 60 days prior to its expiration. The agreement provides Mr. Taylor with a base salary of $400,000 per year and a guaranteed annual bonuses of at least $75,000 per year through the year ended December 31, 2003 based on a formula mutually agreed to by the parties. Mr. Taylor's annual base salary was increased to $420,000 in July 2003 and further increased to $500,000 in October 2003. Under the agreement, Mr. Taylor may terminate his employment upon written notice for certain material alterations in his responsibilities, duties, and authorities or upon 90 days prior written notice for any reason. The agreement provides that in the event Mr. Taylor's employment is terminated by Monster, Inc. prior to its expiration for reasons other than cause or is terminated by Mr. Taylor for certain material alterations in his responsibilities, duties and authorities, Monster, Inc. shall pay Mr. Taylor his base salary and his annual bonus from the preceding year or, if not yet issued a minimum of $100,000 and all of Mr. Taylor's options to purchase the Company's stock shall become fully vested and Mr. Taylor and his immediate family shall be provided with specified insurance for a period of one year. The agreement also provides that in the event of Mr. Taylor's voluntary resignation, termination of his employment by Monster, Inc. for "cause" or non-renewal of the agreement, Mr. Taylor shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary and certain other benefits for a period of 90 days at the times they would have been payable had he remained employed. The agreement contains confidentiality provisions, whereby Mr. Taylor agrees not to disclose any confidential information regarding Monster, Inc. and its affiliates, as well as non-competition provisions. The non-competition covenants generally survive the termination or expiration of Mr. Taylor's employment for two years, provided that in certain circumstances Monster, Inc. must pay Mr. Taylor one-half of his base salary and one-half of his minimum annual bonus for the duration of the non-competition obligation. Mr. Taylor's agreement also prohibits him from soliciting or servicing customers or prospective customers of Monster, Inc. and its affiliates for a period of two years following the termination or expiration of his employment.

        The Company entered into a letter agreement with Charles "Lanny" Baker, dated March 14, 2005. Pursuant to terms of the agreement Mr. Baker serves as Senior Vice President—Chief Financial Officer of the Company. Mr. Baker's annual base salary under the agreement is $500,000. Mr. Baker is eligible to receive a bonus in each year based on the satisfaction of certain performance targets. Upon the commencement of his employment as Senior Vice President—Chief Financial Officer, the Company agreed to issue to Mr. Baker an aggregate of 50,000 shares of its common stock, 26,000 shares of which will be issued on December 31, 2005 and the balance of which will be issued in three equal annual installments commencing on December 31, 2006 and ending on December 31, 2008. The agreement provides that in the event of a change in control of the Company, any shares of common stock covered by a stock bonus agreement shall automatically become fully vested. Under the agreement, if Mr. Baker is terminated by the Company for any reason other than for cause or if Mr. Baker terminates his employment with the Company for "good reason" he shall receive, upon the execution of a general release, payment of his base salary and specified insurance for a period of twelve months as severance.

Summary Compensation Table

        The following table sets forth information concerning all cash and non-cash compensation paid or to be paid by the Company as well as certain other compensation awarded, earned by and paid, during the fiscal years indicated, to the named executive officers for such periods in all capacities in which they served.

SUMMARY COMPENSATION TABLE

	Annual Compensation							Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation		Restricted Stock Award(s)$		Securities Underlying Options/SARs		All Other Compensation
Andrew J. McKelvey Chairman of the Board and CEO	2004 2003 2002	$800,000 200,000 212,500	(1)	$1,800,000 1,200,000 —	(2)	$4,100 4,000 4,000	(3) (3) (3)	— — —		— — —			— — —
William Pastore Chief Operating Officer	2004 2003 2002	600,000 550,000 —		1,350,000 550,000 —	(4)	6,390 4,086 —	(5) (5)	$3,215,000 — —	(6)	400,000 — 533,650	(9)		— — —
Paul Camara Executive Vice President Creative/Sales/Marketing	2004 2003 2002	500,000 500,000 500,000		900,000 500,000 —		4,100 4,000 4,000	(3) (3) (3)	— — 2,755,000	(7)	400,000 — 400,237	(9)		— — —
Jeffrey C. Taylor Founder and Chief Monster	2004 2003 2002	500,000 423,336 400,000		900,000 313,000 50,000		20,900 20,800 4,000	(8) (8) (3)	— — —		400,000 — —	(9)	$	— 105,000 —	(10)
Michael Sileck Former Senior Vice President and Chief Financial Officer(11)	2004 2003 2002	550,000 515,183 416,667		900,000 500,000 700,000		4,100 4,000 4,000	(3) (3) (3)	— — 3,347,356	(12)	400,000 — 445,669			— — —

(1)
On April 1, 2004, Mr. McKelvey's base salary was increased to $1,000,000.

(2)
Consists of $1,000,000 cash and $800,000 awarded in the Company's common stock.

(3)
Represents matching contributions made to the Company's 401(k) plan.

(4)
Consists of $1,250,000 cash and $100,000 awarded in the Company's common stock.

(5)
Represents reimbursed healthcare costs.

(6)
Represents a restricted stock grant of 125,000 shares on June 30, 2004 at a value of $25.72. This restricted stock grant vests 25% annually over a four-year period commencing March 31, 2005. At December 31, 2004, Mr. Pastore held 125,000 shares of restricted stock at an aggregate dollar value of $4,205,000 based on the Company's closing stock price on that date of $33.64. These restricted shares of common stock, once issued by the Company, are eligible to receive dividends, when and if declared.

(7)
Represents a restricted stock grant of 266,915 shares on September 11, 2002 at a value of $10.32 per share. This restricted stock award vests in five installments of 53,383 shares every six months commencing on December 15, 2002. At December 31, 2004, the Company had no further commitments to issue Mr. Camara further shares of restricted stock.

(8)
Represents a car allowance of $16,800 in both 2004 and 2003 and matching contributions to the Company's 401(k) plan of $4,100 and $4,000 in 2004 and 2003, respectively.

(9)
On May 4, 2005, the Compensation Committee of the Company's Board of Directors approved accelerating the vesting of most at or out-of-the-money stock options (i.e. those with an exercise price equal to or greater than $23.91) and the potential extension of the periods of time during which the accelerated options may be exercised. This action affected 150,000 options held by the named individual in 2004.

(10)
Relates to book royalty payments.

(11)
Mr. Sileck resigned as Senior Vice President and Chief Financial Officer of the Company effective March 14, 2005.

(12)
Represents restricted stock grants of 17,689 and 266,915 shares on March 4, 2002 and September 11, 2002, respectively. Shares granted on March 4, 2002 and September 11, 2002 had fair values of $33.37 per share and $10.32 per share, respectively. The restricted stock award granted on March 4, 2002 vested entirely on December 15, 2003. The restricted stock award granted on September 11, 2002 vests in four annual installments of 66,729 shares commencing on September 11, 2003. At December 31, 2004, Mr. Sileck had a commitment by the Company to issue to Mr. Sileck 66,729 shares of common stock on each of September 11, 2005 and September 11, 2006. Such commitment was amended pursuant to the terms of the Agreement and General Release, dated March 16, 2005, between the Company and Mr. Sileck to provide that all of Mr. Sileck's remaining restricted stock award commitments would be issued by the Company to Mr. Sileck on April 29, 2005. These shares of common stock are eligible to receive dividends, when and if declared.

Option Grants for 2004

        The following table sets forth information with respect to option grants in 2004 to each of the persons named in the Executive Compensation Summary Table.

OPTION GRANTS IN LAST FISCAL YEAR

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees is Fiscal Year(2)
Name				Exercise or Base Price ($/sh)	Expiration Date
						5%($)	10%($)
Andrew J. McKelvey	—	—		—	—	—	—
William Pastore	200,000 200,000	3.2 3.2	% %	$24.53 33.64	2/9/14 12/28/14	3,086,000 4,232,000	7,820,000 10,723,000
Paul Camara	200,000 200,000	3.2 3.2	% %	24.53 33.64	2/9/14 12/28/14	3,086,000 4,232,000	7,820,000 10,723,000
Jeffrey C. Taylor	200,000 200,000	3.2 3.2	% %	24.53 33.64	2/9/14 12/28/14	3,086,000 4,232,000	7,820,000 10,723,000
Michael Sileck(4)	200,000 200,000	3.2 3.2	% %	24.53 33.64	2/9/14 12/28/14	3,086,000 4,232,000	7,820,000 10,723,000

(1)
Options generally become exercisable in four equal annual installments commencing on the first anniversary of the date of the grant.

(2)
Based on options to purchase 6,301,298 shares granted in 2004 under the 1999 Long Term Incentive Plan.

(3)
These amounts represent assumed rates of appreciation in the price of the Company's common stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the common stock and overall stock market conditions. The 5% rate of appreciation over the terms of each of the $24.53 and $33.64 stock prices on each date of grant would result in a stock price of $39.96 and $54.80, respectively. The 10% rate of appreciation over the terms of each of the $24.53 and $33.64 stock prices on each date of grant would result in a stock price of $63.62 and $87.25, respectively. There is no representation that the rates of appreciation reflected in this table will be achieved.

(4)
Mr. Sileck resigned as Senior Vice President and Chief Financial Officer of the Company effective March 14, 2005.

Aggregated Option Exercises in 2004 and 2004 Option Values

        The following table sets forth information with respect to (i) shares acquired upon the exercise of stock options in 2004, (ii) the number of securities underlying unexercised options and (iii) the value of unexercised options held by each of the persons named in the Executive Compensation Summary Table as of December 31, 2004:

			Number of Securities Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End(1)(2)
	Shares Acquired On Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Andrew J. McKelvey	—	—	—	—	—	—
William Pastore	133,413	$2,611,259	—	666,825	—	$8,509,168
Paul Camara	—	—	1,385,888	400,000	$21,431,610	1,822,000
Jeffrey C. Taylor	1,000,000	8,916,970	358,670	1,010,498	4,179,940	8,936,744
Michael Sileck(3)	—	—	375,293	470,036	3,069,146	2,391,535

(1)
Computed based upon the difference between the stock option exercise prices and $33.64, the closing price of the Company's common stock on December 31, 2004.

(2)
No stock appreciation rights were exercised during 2004 or outstanding as of December 31, 2004.

(3)
Mr. Sileck resigned as Senior Vice President and Chief Financial Officer of the Company effective March 14, 2005. Effective upon his resignation all of Mr. Sileck's options became vested and exercisable. Assuming that all of Mr. Sileck's options were vested and exercisable at December 31, 2004, the value of Mr. Sileck's unexercised options would be $5,460,681.

Certain Relationships and Related Transactions

        At December 31, 2004, Messrs. McKelvey, Eisele and Camara had approximately 69.4%, 10% and 5% interests, respectively, in International Drive, L.P., the lessor of the Company's then 48,000 square foot office in Mt. Olive, New Jersey. The Company's rent for this space was approximately $46,200 per month. This lease was terminated on May 2, 2005.

        The Company periodically pays for its use of an aircraft which through December 31, 2003 was owned by a company controlled by Mr. McKelvey. Mr. McKelvey has advised the Company that on December 31, 2003, Mr. McKelvey sold such holding company to General Yellow Pages Consultants, Inc. d/b/a The Marquette Group ("The Marquette Group") but Mr. McKelvey continues to have obligations to a third party lender with respect to the aircraft.

        On June 17, 2003, the Company entered into a contract with a third party chartering company unaffiliated with the Company, Mr. McKelvey or The Marquette Group which governs the Company's use of the plane. That charter agreement provides the Company with up to 200 charter hours of flight time at a rate of $4,500 per hour. The charter agreement automatically renews for one year terms unless terminated by either party by written notice at least 30 days before the annual May 31 expiration date of the agreement. The charter agreement remains in effect notwithstanding the December 31, 2003 sale by Mr. McKelvey of the holding company which owned the plane. Effective February 5, 2005, the Company entered into an amendment to the charter agreement with such third party chartering company which provides the Company with up to 150 charter hours of flight time at a rate of $6,000 per hour. For calendar 2004, the Company paid approximately $685,000 for its use of such plane. On April 29, 2005, the Company gave notice of termination to the chartering company. On the same day, the Company entered into a new contract, on substantially the same terms as the terminated contract, with a different third party chartering company unaffiliated with the Company, Mr. McKelvey or The Marquette Group.

        On October 5, 2004, the Company entered into a Stock Purchase Agreement with The Marquette Group and US Motivation, Inc., the Company's wholly-owned subsidiary. Pursuant to the terms of this Agreement, the Company sold all of the issued and outstanding capital stock of US Motivation to The Marquette Group in exchange for a net cash payment of Ten Million Dollars ($10,000,000), subject to a post-closing adjustment.

        Stuart McKelvey serves as President—Directional Marketing of the Company. As compensation for his employment during 2004, Mr. Stuart McKelvey received a base salary of $364,000 and a bonus of $156,000 from the Company. On May 4, 2005, the Compensation Committee of the Company's Board of Directors approved the modification of most at or out-of-the-money options held by employees of the Company's Directional Marketing business so that in the event of a sale of such business meeting certain conditions, of which there can be no assurance, such options would generally remain exercisable until the latest of specified dates, including the date which is six months after the holder's last day of employment with a prospective purchaser of the Company's Directional Marketing business. 204,758 options held by Stuart McKelvey were so modified. Mr. Stuart McKelvey is the son of Andrew J. McKelvey, the Company's Chairman of the Board of Directors and CEO.

        David Farrey serves as an operations analyst in the Company's network operations group. As compensation for his employment during 2004, Mr. David Farrey received approximately $69,000 from the Company. Mr. David Farrey is the brother of Brian Farrey, the Company's President, Monster Worldwide Technologies.

        The Company leases office space to an investment company that is 50% owned by Andrew J. McKelvey. For the year ended December 31, 2004, the investment company paid approximately $67,000 to the Company for office rent.

        In November 2004, the Company made a charitable contribution for the benefit of The McKelvey Foundation (the "Foundation"), a charitable foundation founded and supported by Andrew J. McKelvey. The contribution consisted of the Company providing the Foundation at no charge the use of certain unused office space as well as supplies, equipment rental, repairs and maintenance incidental thereto, the total cost of which is approximately $3,000 per month from November 2004. The Foundation utilized the space in connection with its "Road to Success" program, which provides career and college readiness programs to low and middle income high school students in specified school districts in Pennsylvania, West Virginia and New York.

        The Company entered into a Stock Purchase Agreement on May 2, 2005 with GECKO Inc., an entity owned 65% by George Eisele. Pursuant to the Agreement, the Company sold to GECKO Inc. all of the issued and outstanding capital stock of three of the Company's wholly-owned subsidiaries which together constitute the Company's TMP Direct business unit, an order fulfillment business. The total consideration for the transaction was $2,500,000 payable at closing plus an amount payable on May 1, 2006 equal to 50% of TMP Direct's working capital as of the closing. George Eisele and another individual shareholder of GECKO Inc. personally guaranteed the May 1, 2006 payment obligation of GECKO Inc. In connection with this transaction, the Company entered into a sublease with GECKO Inc. for certain office space located at 7800 West Brown Deer Road, Milwaukee, Wisconsin 53223. The monthly base rent under such sublease is $6,000 and the sublease will terminate on October 31, 2005, subject to an option to renew by GECKO Inc., for an additional eighteen month term at a monthly base rent of $6,000 for the first six months and for $6,350 for the final twelve months of the renewal term. From and after the closing of this transaction, the Company's obligations under the Mt. Olive, New Jersey lease described above were terminated. The Company and GECKO Inc. also entered into a license agreement, dated May 2, 2005, permitting GECKO Inc. to use the Company's "globe logo" mark until November 2, 2005.

        The Company believes that all of the above transactions with the aforementioned directors and executive officers were made on terms no less favorable to the Company than would have been obtained from unaffiliated third parties.

        Mr. McKelvey has advised the Company that he (i) received a $3,000,000 interest-free personal loan in 2002 from The Marquette Group, a directional marketing competitor of the Company, and (ii) repaid such loan in full during the first quarter of 2004. Mr. McKelvey inadvertently violated a Company personnel policy by not getting prior approval for this loan. Since 1997 the Company has also provided The Marquette Group with various yellow pages ordering, billing and back office services. For such services rendered in 2004, 2003 and 2002, the Company was paid approximately $284,000, $299,000 and $329,000, respectively. Mr. McKelvey has advised the Company that (i) in 1996 (prior to the Company's initial public offering), Mr. McKelvey loaned $1,000,000 to an individual in connection with this individual's acquisition of The Marquette Group, (ii) this loan was subsequently assumed by The Marquette Group's current owner in 1998, and (iii) this loan has been repaid.

PERFORMANCE GRAPH

        The above graph compares the performance of the Company from December 31, 1999 through December 31, 2004, against the performance of (i) the Standard & Poor's 500 Composite Index and (ii) the Company's Peer Group (SIC Code Index) for the same period. The companies included in the Company's Peer Group are Adsouth Partners, Inc., Bull Run Corporation, Catalina Marketing Corp., Digital Generation Systems, Inc., EMAK Worldwide, Inc., Encore Clean Energy, Inc., Gabriel Technologies Corporation, Grey Global Group, Inc., Havas, Interpublic Group of Companies, Inc., Kupper Parker Communications, Lamar Advertising Co., MDC Partners Inc., Omnicom Group, Inc., Publicis Groupe SA Ads, Purchase Point Media Corporation, Valueclick Inc. and WPP Group plc.

PROPOSAL NO. 2—APPROVAL OF AMENDMENT TO THE MONSTER WORLDWIDE, INC. 1999 LONG TERM INCENTIVE PLAN

        The Board of Directors has unanimously adopted, subject to stockholder approval, an amendment to the Monster Worldwide, Inc. 1999 Long Term Incentive Plan (the "LTIP") which would provide each non-employee director with an award of 5,000 shares of common stock upon his or her commencement of service as a non-employee director and with an annual award of 2,500 shares of common stock on the trading day following each annual meeting (provided that the non-employee director was a non-employee director at, or appointed or elected to, the Board of Directors as a non-employee director at the last annual meeting) instead of the formula stock option awards currently provided to non-employee directors at such times. The Board of Directors believes that awards of common stock would serve as an essential part of the compensation package offered to non-employee directors, consistent with the Company's financial position. The Board of Directors recommends the approval of the amendment to the LTIP because it believes it will enhance the Company's ability to continue to attract and retain qualified non-employee directors.

        The following summary of the LTIP, and the amendment thereto, are qualified in their entirety by reference to the full text of the LTIP, as amended, which is attached to this Proxy Statement as Appendix A.

        In assessing the recommendation of the Board of Directors, stockholders should consider that each of the Company's directors and executive officers is eligible to participate in the LTIP, and thus, may be viewed to have a substantial interest in this proposal.

Material Terms of the Proposed Amendment to the LTIP

        In lieu of the formula stock option awards to non-employee directors under the LTIP (described below), if this Proposal No. 2 is approved, each non-employee director of the Company will be awarded 5,000 shares of common stock upon his or her commencement of service as a non-employee director and will be awarded 2,500 shares of common stock on the trading day following each annual meeting (provided that the non-employee director was a non-employee director at, or appointed or elected to, the Board of Directors as a non-employee director at the last annual meeting). Of the 5,000 shares of common stock granted to non-employee directors upon their commencement of service, 2,500 shares will be vested on the date of grant and the remaining 2,500 shares will vest on the first anniversary of the date of grant. Of the 2,500 shares of common stock granted to non-employee directors on an annual basis, 1,250 shares will become vested on each of the first two anniversaries of the date of grant. In each case vesting is conditioned on the director being a director on the applicable vesting date. In addition, all unvested shares of common stock will immediately vest in full upon a "change in control" (as defined in the LTIP) of the Company.

        If this Proposal No. 2 is approved, non-employee directors will also remain eligible to receive discretionary awards of any type permitted under the LTIP (as described below) as may be approved by the Board of Directors from time to time, in its sole discretion.

Material Features of the LTIP as Currently in Effect

        The LTIP was approved by the Company's stockholders in June 1999 and the performance goals under the LTIP were re-approved by the Company's stockholders in June 2004. The following is a description of the material features of the LTIP as currently in effect.

        Subject to adjustment to reflect stock dividends and other capital changes, the maximum number of shares of common stock which may be issued under the LTIP is equal to the sum of 30,000,000 and the number of shares that remain available for grant under the Company's 1996 Stock Option Plan and the Company's 1996 Stock Option Plan for Non-Employee Directors (including any shares subject to outstanding options that are not issued on account of the subsequent cancellation or expiration of such options or any shares that are withheld in satisfaction of the purchase price of shares covered by outstanding options). Shares subject to awards under the LTIP that are canceled, expired, terminated or settled in cash shall again be available for issuance under the LTIP. As of March 31, 2005, 5,928,292 shares of common stock remain available for issuance pursuant to new awards under the LTIP. The closing price of a share of the Company's common stock, as reported by the Nasdaq National Market, on May 6, 2005, as reported by Nasdaq, was $25.36.

        Shares of common stock available for issuance under the LTIP may be either authorized and unissued or held by the Company in its treasury. The LTIP became effective as of December 9, 1998 and will terminate on December 9, 2008, unless terminated earlier by the Board of Directors. The LTIP is administered by the Compensation Committee, except that, with respect to discretionary awards to non-employee directors, the LTIP is administered by the Board of Directors. The Compensation Committee has the authority to grant awards under the LTIP, to interpret the provisions of the LTIP, to fix and interpret the provisions of agreements governing awards made under the LTIP, to supervise the administration of the LTIP, and to take such other actions as may be necessary or desirable in order to carry out the provisions of the LTIP.

        Stock Options.    Under the LTIP, the Compensation Committee may grant stock options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code ("ISOs") and stock options which do not qualify as incentive stock options ("NQSOs"). ISOs may only be granted to employees of the Company or its affiliates that qualify as "subsidiary corporations" within the meaning of Section 424 of the Code.

        The exercise price for shares covered by an ISO may not be less than 100% of the fair market value of the common stock on the date of grant (or, in the case of a grant to an employee who owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary corporation (a "10% Stockholder"), 110% of the fair market value). The exercise price for shares covered by a NQSO may not be less than the par value of the common stock on the date of grant, provided that the exercise price of a NQSO that is intended to generate remuneration that is exempt from the $1 million deduction limitation under Section 162(m) of the Code or a NQSO that is granted to replace any existing option awarded under the LTIP may not be less than the fair market value of the common stock on the date of grant.

        Unless sooner terminated, all options will expire ten years (or, in the case of an ISO granted to a 10% Stockholder, five years) from the date of grant. The Compensation Committee has the discretion to determine the vesting and other restrictions on the exercise of an option and/or upon the disposition of stock acquired upon the exercise of an option. Unless the Compensation Committee determines otherwise, no option may be exercised within six months after the date the option is granted and each option is subject to a four-year vesting schedule pursuant to which the option will generally become 25% vested on each of the first four anniversaries of the date of grant, subject to continued employment. Special rules apply upon a "change in control" (as defined in the LTIP) of the Company. Unless the Compensation Committee determines otherwise, an optionee generally has six months to exercise an otherwise vested and exercisable option following his or her termination of employment or service for any reason other than death or disability (one year in the case of death or disability), provided that no option may be exercised beyond the expiration of its stated term.

        Payment for shares acquired upon the exercise of an option may be made (as determined by the Compensation Committee) in cash and, subject to applicable law, such other forms of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of the Company's common stock and installment payments under the optionee's promissory note.

        The Compensation Committee may grant replacement options to certain individuals who used previously-owed shares to pay the exercise price of their options. Replacement options shall cover a number of shares that is not greater than the number of shares used to exercise the original option plus the number of shares withheld by the Company for the payment of applicable taxes. In general, replacement options will become fully vested on the first anniversary of the date of grant.

        Stock Appreciation Rights.    The Compensation Committee may award SARs, which entitle the holder, upon exercise, to receive an amount, in cash or shares of common stock or a combination thereof (as determined by the Compensation Committee) determined with reference to the appreciation, if any, in the fair market value of common stock during the period beginning on the date the SAR is granted and ending on the date the SAR is exercised. SARs may be awarded in conjunction with or independent of any stock option award. SARs granted in conjunction with a stock option award are exercisable only at the same time and to the same extent as the related option is exercisable and may only be exercised when the fair market value of the common stock to which it relates exceeds the option exercise price. Unless the Compensation Committee determines otherwise, no SAR may be exercised until the expiration of six months from the date the SAR is awarded. Unless the Compensation Committee determines otherwise, a participant generally has six months to exercise an otherwise vested and exercisable SAR following the participant's termination of employment or service for any reason other than death or disability (one year in the case of death or disability), provided that no SAR may be exercised beyond the expiration of its stated term.

        Restricted Stock.    The Compensation Committee may award shares of restricted stock upon such terms and subject to forfeiture as it deems appropriate. Any award of restricted stock must be evidenced by a written restricted stock agreement or similar instrument. The Compensation Committee will determine any purchase price payable for shares of restricted stock awarded under the LTIP in accordance with applicable law and will establish conditions on the grant or vesting of such shares as it deems appropriate including, without limitation, conditions based on continued service or the attainment of performance goals established by the Compensation Committee or, if such restricted stock is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, performance goals based on the performance criteria described below.

        The holder of restricted stock is entitled to dividends on such shares, may vote such shares and, subject to the satisfaction of applicable vesting conditions, may tender such shares. Notwithstanding the foregoing, the Compensation Committee may, in its sole discretion, defer the payment of dividends until, and condition such payment upon, the satisfaction of the applicable vesting conditions. Unless the Compensation Committee determines otherwise, upon a participant's termination of employment or service for any reason (including death or disability), the participant will automatically forfeit all restricted stock which has not yet become fully vested.

        Performance-Based Awards.    The LTIP authorizes the grant of stock options, SARs, restricted stock and other equity-based awards (including, without limitation, phantom stock, stock bonus awards and dividend equivalents) and cash performance-based awards to any member of the Board of Directors (whether or not an employee of the Company or its affiliates), any officer or other employee of the Company or its affiliates or any consultant or other independent contractor who performs or will perform services for the Company or its affiliates. The exercise, vesting or settlement of any performance-based award granted under the LTIP may be conditioned upon the achievement of specified performance goals.

        Any performance goal established in connection with an award that is intended to generate remuneration that is exempt from the $1 million deduction limitation under Section 162(m) of the Code must be objective, pre-established and based on one or more of the following business criteria: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Compensation Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax return on stockholders' equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of common stock; and (x) growth in the value of an investment in the common stock assuming the reinvestment of dividends.

        If and to the extent permitted under Section 162(m) of the Code, such performance goals may be determined without regard to (or adjusted for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period.

        At the expiration of the applicable performance period, the Compensation Committee will determine the extent to which the performance goals are achieved and the percentage of each performance-based award that has been earned. The Compensation Committee may reduce the amount that would otherwise be payable pursuant to a performance-based award, but may not exercise its discretion to increase such amount.

        Subject to adjustment to reflect stock dividends and other capital changes, the maximum number of shares of common stock with respect to which stock options, SARs or any other awards may be granted under the LTIP to any person for any calendar year shall, in each case, be 2,000,000. With respect to any cash performance-based award (or multiple cash performance-based awards ending with or within the same fiscal year), not more than $1 million may be paid to any person under the LTIP.

        Automatic Awards of Stock Options to Non-Employee Directors.    Under the LTIP as currently in effect (without regard to the proposed amendment described in this Proposal No. 2), each non-employee director of the Company is automatically granted a NQSO to purchase 22,500 shares of common stock upon his or her commencement of service as a non-employee director. In addition, each non-employee director of the Company is automatically granted a NQSO to purchase 5,000 shares of common stock on the trading day following each annual meeting of stockholders that occurs at least one year after his or her commencement of service as a non-employee director. The options have a ten-year term and an exercise price equal to the fair market value of the common stock on the date of grant. The options granted upon a non-employee director's commencement of service are 50% vested on the date of grant and become fully vested on the first anniversary of the date of grant. The options granted to non-employee directors on an annual basis generally become 50% vested on each of the first two anniversaries of the date of grant. In each case vesting is conditioned on the director being a director on the applicable vesting date. The provisions described above with regard to discretionary option grants also apply upon a director's termination of service. If this Proposal No. 2 is approved, non-employee directors would receive awards of shares of common stock (as described above) upon commencement of service as a non-employee director and on the trading day following each annual meeting (provided that the non-employee director was a non-employee director at, or appointed or elected to, the Board as a non-employee director at the last annual meeting), in lieu of receiving any additional automatic stock option awards in the future. Outstanding options previously awarded to non-employee directors would remain in effect in accordance with their terms.

Certain Federal Income Tax Consequences

        An optionee does not recognize taxable income upon the grant of an option. The holder of a NQSO generally recognizes ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the common stock over the exercise price (i.e., the option spread), and the Company generally receives a corresponding deduction, subject to the deduction limitation under Section 162(m) of the Code. Upon a later sale of the common stock, the optionee will recognize capital gain or loss equal to the difference between the selling price and the sum of the exercise price plus the amount of ordinary income realized on the exercise. The holder of an ISO does not recognize taxable income upon the grant or exercise of the option (although, upon exercise, the option spread is includible as income for purposes of the alternative minimum tax). If the common stock acquired upon exercise of an ISO is sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the ordinary income that would have been realized upon exercise if the option had been a NQSO, and the Company will receive a corresponding deduction, subject to the deduction limitation of Section 162(m) of the Code. Any remaining gain is treated as capital gain. If the common stock is held for at least two years from the grant date and one year from the exercise date and the optionee is employed by the Company (or its corporate subsidiaries) at all times beginning on the grant date and ending on the date three months (or, in the case of disability, one year) prior to the exercise date, then all gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

        Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation paid in excess of $1 million per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. The LTIP has been designed so that remuneration attributable to certain options and SARs will generally be exempt from the $1 million deduction limitation. In addition, remuneration attributable to performance-based awards made under the LTIP will also generally be exempt from the $1 million deduction limitation. Notwithstanding the foregoing, it is possible that compensation realized under the LTIP will not be deductible by the Company by reason of the deduction limitation of Section 162(m) of the Code. Accordingly, although the Company expects that the Compensation Committee will take into consideration the non-deductibility of compensation attributable to a particular award under the LTIP, no assurance can be given that all or part of any such compensation will be deductible by the Company.

Participation in the LTIP

        Currently, all members of the Board of Directors and all 11 executive officers and approximately 5,000 employees and other independent contractors are eligible to participate in the LTIP. Except with regard to automatic stock option awards made or to be made to non-employee directors, stock option awards under the LTIP, if any, will be determined at the discretion of the Compensation Committee and, as a result, we cannot determine the number of stock option awards that will be granted under the

LTIP to participants. The following table sets forth the aggregate number of options received at any time by the persons and groups listed below pursuant to the LTIP:

Name and Position	Number of Shares Underlying Options Granted under the LTIP(1)
Andrew J. McKelvey Chairman of the Board and CEO	—
William Pastore Chief Operating Officer	933,650
Paul Camara Executive Vice President—Creative/Sales/Marketing	1,760,807
Jeffrey C. Taylor Founder and Chief Monster	2,748,059
Michael Sileck Former Senior Vice President and Chief Financial Officer(2)	845,669

All current executive officers as a group (11 persons)	8,505,659
All current directors who are not executive officers as a group (6 persons)	241,184
All nominees for election as a director (7 persons)	241,184
Each other person who received or is to receive 5% or more of such options(3)	—
All employees (other than executive officers) as a group	28,849,566

(1)
No awards have been made under the LTIP to associates of directors, nominees or executive officers of the Company.

(2)
Mr. Sileck resigned as Senior Vice President and Chief Financial Officer of the Company effective March 14, 2005.

(3)
Does not include options granted to the executive officers named above. Mr. Camara and Mr. Taylor each received 5% or more of such options as set forth above.

NEW PLAN BENEFITS

        The following table sets forth the aggregate number of non-discretionary awards that will be granted during the 2005 fiscal year if this Proposal No. 2 is approved to the persons listed below pursuant to the LTIP:

1999 Long Term Incentive Plan
Name and Position	Dollar Value ($)	Number of Shares of Stock
Andrew J. McKelvey Chairman of the Board and CEO	—	*
William Pastore Chief Operating Officer	—	*
Paul M. Camara Executive Vice President Creative/Sales/Marketing	—	*
Jeffrey C. Taylor Founder and Chief Monster	—	*
Michael Sileck Former Senior Vice President and Chief Financial Officer	—	*
All current executive officers as a group (11 persons)	—	*
All directors who are not executive officers as a group (6 persons)	—	12,500
All employees (other than executive officers) as a group	—	*

*
The number or type of awards, if any, that will be granted is not determinable at this time.

(1)
Mr. Sileck resigned as Senior Vice President and Chief Financial Officer of the Company effective March 14, 2005.

(2)
Reflects the grant of 2,500 shares of common stock to be made on the trading day following the 2005 Annual Meeting of Stockholders to each of Messrs. Kramer, Gaulding, Swann, Kaufman and Stein, if re-elected, under the LTIP, if Proposal No. 2 is approved. In the event that Proposal No. 2 is not approved by our stockholders, each of Messrs. Kramer, Gaulding, Swann, Kaufman and Stein, if re-elected, will be granted an option to purchase 5,000 shares of Common Stock on the trading day following the 2005 Annual Meeting of Stockholders at an exercise price equal to the fair market value on the date of grant.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of December 31, 2004 with respect to the Company's equity compensation plans which have been approved by its stockholders. The Company does not have any equity compensation plans that were not approved by its stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	18,998,618	$26.20	5,951,640
Equity compensation plans not approved by security holders	—	—	—
Total	18,998,618	$26.20	5,951,640

  Vote Required

        The affirmative vote of a majority of the outstanding shares of common stock of the Company present in person or represented by proxy at the 2005 annual meeting and entitled to vote is required for the approval the amendment to the Company's 1999 Long Term Incentive Plan. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter and will not be counted in determining the number of votes necessary for approval, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present in person or represented by proxy at the meeting entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present in person or represented by proxy at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

        THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 "APPROVAL OF AMENDMENT TO THE MONSTER WORLDWIDE, INC. 1999 LONG TERM INCENTIVE PLAN" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

RELATIONSHIP WITH INDEPENDENT AUDITORS

        BDO Seidman, LLP have been the independent auditors for the Company since November 15, 1992 and will serve in that capacity for the 2005 fiscal year. A representative of BDO Seidman, LLP will be present (either in person or by telephone) at the meeting and will have an opportunity to make a statement if he desires to do so, and will respond to appropriate questions from stockholders.

CORPORATE GOVERNANCE—CODE OF BUSINESS CONDUCT AND ETHICS

        The Company has adopted a Code of Business Conduct and Ethics applicable to its directors, officers (including its principal executive officer, principal financial officer, principal accounting officer and controller) and employees. The Code of Business Conduct and Ethics is available on the Company's website. The Company intends to satisfy the disclosure requirement under Item 10 of Form 8-K relating to amendments or waivers from any provision of the Company's Code of Business Conduct and Ethics applicable to the Company's principal executive officer, principal financial officer, principal accounting officer or controller by either filing a Form 8-K or posting this information on the

Company's website within five days business days following the date of amendment or waiver. The Company's website address is www.monsterworldwide.com.

OTHER BUSINESS

        The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS

        Under the SEC proxy rules if a stockholder wants the Company to include a proposal in its proxy statement and form of proxy for the 2006 Annual Meeting, the proposal must be received by the Company at 622 Third Avenue, New York, New York 10017, Attention: Secretary, no later than January 12, 2006.

        Under the Company's by-laws any stockholder wishing to make a nomination for director, or wishing to introduce any business, at the 2006 Annual Meeting must give the Company advance notice as described in the by-laws. To be timely, the Company must receive such notice for the 2006 Annual Meeting at its offices mentioned above no earlier than February 26, 2006 or later than March 28, 2006. Nominations for director must be accompanied by written consent to serving as a director if elected.

        The Board of Directors maintains a process for stockholders to communicate with the Board of Directors or individual directors as follows. Stockholders who wish to communicate with the Board of Directors or an individual director should direct written correspondence to the Company's Secretary at its principal office at 622 Third Avenue, New York, New York 10017. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the Company, (ii) the name and address, as they appear on the Company's books, of the stockholder sending such communication and (iii) the number of shares of the Company that are beneficially owned by such stockholder. The Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

        The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope or vote by telephone or on the Internet.

By Order of the Board of Directors
Myron F. Olesnyckyj Secretary

Dated: May 13, 2005

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: MONSTER WORLDWIDE, INC., ATTENTION: MYRON F. OLESNYCKYJ, ESQ., 622 THIRD AVENUE, NEW YORK, NEW YORK 10017.

APPENDIX A

MONSTER WORLDWIDE, INC.
1999 LONG TERM INCENTIVE PLAN

(As Amended through April 27, 2005, subject to Stockholder Approval)

1.    General.

        (a)    Purpose.    The purpose of the Monster Worldwide, Inc. 1999 Long Term Incentive Plan (the "Plan") is to establish a flexible vehicle through which Monster Worldwide, Inc. (formerly known as TMP Worldwide Inc., the "Company") can offer equity-based compensation incentives to eligible recipients with a view toward promoting the long-term financial success of the Company and enhancing stockholder value.

        (b)    Types of Awards.    Awards under the Plan may be in the form of any one or more of the following: (1) stock options, including "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code") and options which do not qualify as ISOs ("NQSOs"), described in Section 5; (2) stock appreciation rights ("SARs"), described in Section 6; (3) awards of restricted stock ("Restricted Stock"), described in Section 7; (4) performance-based awards ("Performance-Based Awards") described in Section 8; (5) prior to June 16, 2005, automatic grants of NQSOs to Non-Employee Directors (within the meaning of Section 9(a)) described in Section 9; (6) from and after June 16, 2005, automatic grants of shares of Common Stock to Non-Employee Directors (within the meaning of Section 9(a)) described in Section 9A; and (7) such other types of equity-based awards as the Committee (defined herein) deems advisable, including, without limitation, phantom stock awards, stock bonus awards, and dividend equivalent awards.

        (c)    Stock Covered by Awards.    Awards made under the Plan will be made in the form of or with reference to shares of the Company's common stock, $.001 par value ("Common Stock"). Shares of Common Stock available for issuance under the Plan may be either authorized and unissued or held by the Company in its treasury. No fractional shares of Common Stock will be delivered under the Plan.

        (d)    Documentation of Awards.    Each award made under the Plan will be evidenced by a written agreement or other written instrument the terms of which will be established by the Committee. To the extent not inconsistent with the provisions of the Plan, the written agreement or other instrument evidencing an award will govern the rights and obligations of the parties with respect to the award.

2.    Administration.

        (a)    Committee.    The Plan will be administered by a committee (the "Committee") of two or more members of the Company's Board of Directors (the "Board"). The members of the Committee will be appointed by and serve at the pleasure of the Board. Unless the Board determines otherwise, each member of the Committee must be a "non-employee director" within the meaning of Rule 16b-3 issued under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Plan will be administered by the Board with respect to discretionary grants made to Non-Employee Directors.

        (b)    Authority of Committee.    Subject to the limitations of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to (1) select the persons to whom awards will be made under the Plan, (2) make awards to such persons and prescribe the terms and conditions of such awards (including, without limitation, nonsolicitation, confidentiality and mandatory dispute resolution conditions), (3) interpret and apply the provisions of the Plan and of any agreement or other document evidencing an award made under the Plan, (4) carry out any responsibility or duty specifically reserved to the Committee under the Plan, and (5) make any and all determinations and interpretations and take such other actions as may be necessary or desirable in order to carry out the provisions, intent and purposes of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons.

        (c)    Delegation of Authority.    The Committee may delegate any of its powers and duties under the Plan to such officers of the Company or other persons as the Committee deems appropriate in accordance with such guidelines as the Committee may establish, provided, however, that no such delegation may be made (1) with respect to any award intended to qualify for the performance-based compensation exception of Section 162(m)(4)(C) of the Code, or (2) to the extent it would enable the delegate to grant, fix the terms of or amend or cancel an award under the Plan to an individual who is required to file reports with respect to securities of the Company pursuant to Section 16(a) of the Exchange Act.

        (d)    Indemnification.    The Company will indemnify and hold harmless each member of the Committee and any employee or director of the Company or an affiliate to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or willful misconduct.

3.    Participation.

        (a)   Awards may be granted under the Plan to any member of the Board (whether or not an employee of the Company or an affiliate), to any officer or other employee of the Company or an affiliate and to any consultant or other independent contractor who performs or will perform services for the Company or an affiliate. In selecting participants and determining the nature and terms of awards made under the Plan, the Committee may give consideration to the functions and responsibilities of a potential recipient, his or her previous and/or expected contributions to the business of the Company or its affiliates and such other factors as the Committee deems relevant under the circumstances.

        (b)   Prior to June 16, 2005, Non-Employee Directors will receive automatic grants of NQSOs pursuant to Section 9. From and after June 16, 2005, Non-Employee Directors will receive automatic grants of shares of Common Stock pursuant to Section 9A.

4.    Limitations on Awards under the Plan.

        (a)    Aggregate Number of Shares.    The maximum number of shares of Common Stock that may be issued under the Plan is the sum of (1) 30,000,000, and (2) the number of shares remaining available for new awards under the TMP Worldwide Inc. 1996 Stock Option Plan, as amended, and the TMP Worldwide Inc. 1996 Stock Option Plan for Non-Employee Directors (collectively, the "Prior Plans") including, without limitation, shares covered by any option outstanding under the Prior Plans which, by reason of the subsequent expiration or cancellation of the option, are not issued under the Prior Plans. In determining the number of shares that remain issuable under the Plan at any time after the date the Plan is adopted, the following shares will be deemed not to have been issued (and will be deemed to remain available for issuance) under the Plan: (i) shares remaining under an award made under this Plan or under an option granted under the Prior Plans that terminates or is canceled without having been exercised or earned in full; (ii) shares subject to an award under this Plan where cash is delivered to the holder of the award in lieu of such shares; (iii) shares of restricted stock awarded under this Plan that are forfeited in accordance with the terms of the applicable award; and (iv) shares that are withheld in order to pay the purchase price of shares acquired upon the exercise of outstanding options granted under the Prior Plans or of awards granted under the Plan or to satisfy the tax withholding obligations associated with such exercise. The number of shares of Common Stock issued in connection with the exercise of an option under the Prior Plans or an award under the Plan will be determined net of any previously-owned shares tendered by the holder of the option or award in payment of the exercise price or of applicable withholding taxes.

        (b)    Individual Award Limits.    The maximum number of shares of Common Stock for which stock options may be granted under the Plan to any person in any calendar year shall be 1,000,000. The maximum number of shares of Common Stock subject to SARs granted under the Plan to any person in any calendar year shall be 1,000,000. The aggregate maximum number of shares of Common Stock subject to awards, other than options or SARs, that may be granted under the Plan to any person in any calendar year shall be 1,000,000. For purposes of this subsection, the repricing of a stock option or SAR shall be treated as a new grant to the extent required under Section 162(m) of the Code. Subject to these limitations, each person eligible to participate in the Plan will be eligible in any year to receive awards covering up to the full number of shares of Common Stock then available for awards under the Plan. No more than $1,000,000 may be paid to any individual with respect to any cash Performance-Based Award covered by Section 8. In applying this limitation, multiple Performance-Based Awards to the same individual will be subject to a single $1,000,000 limit if they are either (1) determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company, or (2) determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company.

5.    Stock Options Awards.

        (a)    ISOs and NQSOs.    Subject to the provisions hereof, including, without limitation, this Section and Sections 10 and 11, the Committee may grant ISOs and NQSOs to eligible personnel to purchase shares of Common Stock upon such terms and conditions as the Committee deems appropriate, provided that the Committee may only grant ISOs to employees of the Company and its "subsidiaries" within the meaning of Section 424 of the Code.

        (b)    Replacement Options.    The Committee, acting in its discretion, may provide with respect to an option granted pursuant to this Section 5 (including, without limitation, any option described in this subsection) that, if the grantee, while still an employee or otherwise in the service of the Company or an affiliate, exercises the option in whole or in part using shares of Common Stock that were owned by the holder for at least six months prior to such exercise to pay the exercise price, then the grantee will automatically receive an additional option ("replacement option") to purchase shares of Common Stock. The number of shares covered by a replacement option may not be greater than the number of shares used to pay the exercise price under the original option plus the number of shares withheld by the Company for the payment of income taxes associated with the exercise of the original option (whether or not such income taxes are required to be withheld). Unless the Committee determines otherwise, a replacement option will not become exercisable, if at all, for at least six months after the date it is granted and, unless sooner terminated, will expire ten years after the date the option is granted. The Committee may prescribe such rules and procedures in connection with the exercise of options and the issuance of replacement options as it deems appropriate, including, without limitation, procedures for telephonic exercise.

        (c)    Exercise Price.    The purchase price per share of Common Stock covered by an option granted pursuant to this Section 5 will be determined by the Committee when the option is granted. The purchase price per share of Common Stock covered by an NQSO must be at least equal to the par value per share of Common Stock on the date the option is granted, provided, however, that the purchase price per share of Common Stock covered by an NQSO which is a replacement option (described in the preceding subsection) or which is an option intended to qualify for the performance-based compensation exception of Section 162(m)(4)(C) of the Code, may not be less than the fair market value per share of Common Stock (determined under the next subsection) on the date the option is granted. The purchase price per share of Common Stock covered by an ISO may not be less than 100% of the fair market value of a share of Common Stock on the date the ISO is granted (or, in the case of an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a "subsidiary" of the Company within the meaning of Section 424 of the Code, 110%).

        (d)    Fair Market Value of Common Stock.    For all purposes of the Plan, the fair market value of a share of Common Stock on any date will be equal to the closing price per share as published by the principal national securities exchange (including, but not limited to, NASDAQ) on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the close of trading on such date, or if shares of the Common Stock are not listed on a national securities exchange on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, of if the Common Stock is not traded on a national securities exchange or the over the counter market value of a share of the Common Stock on such date as determined in good faith by the Board.

        (e)    Option Period.    Subject to the provisions hereof, unless the Committee determines otherwise, no option granted pursuant to this Section 5 may be exercised within six months after the date the option is granted. Unless sooner terminated, all such options will expire ten years after the date the option is granted (or, in the case of an ISO granted to a ten percent stockholder described in Section 424 of the Code, five years).

        (f)    Vesting Conditions.    The Committee may establish such vesting and other restrictions on the exercise of an option and/or upon the disposition of the stock acquired upon the exercise of an option as it deems appropriate. Unless the Committee prescribes otherwise, during an optionee's employment or service with the Company or an affiliate, each option granted pursuant to this Section 5 (other than a replacement option) will be subject to a four-year vesting schedule pursuant to which, unless sooner terminated or accelerated, the option will become vested as to 25% of the shares originally covered thereby at the end of each of the first four years following the date of grant, and each replacement option will become fully vested as to all of the shares covered thereby on the first anniversary of the date the option is granted.

        (g)    Exercise of Options.    An option may be exercised by transmitting to the Company (1) a notice specifying the number of shares to be purchased and (2) payment of the exercise price, together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its federal, foreign or other tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations). The Committee may establish such rules and procedures as it deems appropriate for the exercise of options under the Plan, including, without limitation, procedures for telephonic exercise. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted by the Committee under the option agreement, including, without limitation, shares of Common Stock which have been owned by the holder for at least six (6) months and installment payments under the optionee's promissory note.

        (h)    Rights as a Stockholder.    No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments), and the applicable income tax withholding obligation has been satisfied or provided for. The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividend distributions or other rights for which the record date is prior to the date such stock certificate is issued.

        (i)    Other Provisions.    The Committee may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws or exchange requirements, as it may deem necessary or advisable.

6.    Stock Appreciation Rights.

        (a)    General.    Subject to the provisions hereof, the Committee may award SARs to eligible personnel upon such terms and conditions as it deems appropriate. A SAR is an award entitling the holder, upon exercise, to receive an amount, in cash or shares of Common Stock or a combination thereof, as determined by the Committee in its sole discretion, determined with reference to the appreciation, if any, in the fair market value of Common Stock during the period beginning on the date the SAR is granted and ending on the date the SAR is exercised.

        (b)    Types of SARs.    SARs may be awarded under the Plan in conjunction with a stock option award ("tandem SARs") or independent of any stock option award ("stand-alone SARs"). Tandem SARs awarded in conjunction with a NQSO may be awarded either at or after the time the NQSO is granted. Tandem SARs awarded in conjunction with an ISO may only be awarded at the time the ISO is granted.

        (c)    Exercisability of SARs.    Unless the Committee determines otherwise, no SAR may be exercised until the expiration of six months from the date the SAR is awarded. Except as otherwise provided herein, a tandem SAR will be exercisable only at the same time and to the same extent and subject to the same conditions as the related option is exercisable. The exercise of a tandem SAR will cancel the related option to the extent of the shares of Common Stock with respect to which the SAR is exercised, and vice versa. Tandem SARs may be exercised only when the fair market value of the Common Stock to which it relates exceeds the option exercise price. The Committee may impose such additional service or performance-based vesting conditions upon the exercise of a SAR (tandem or stand-alone) as it deems appropriate.

        (d)    Exercise of SARs.    A SAR may be exercised by giving written notice to the Company identifying the SAR that is being exercised, specifying the number of shares covered by the exercise and containing such other information or statements as the Committee may require. The Committee may establish such rules and procedures as it deems appropriate for the exercise of SARs under the Plan, including, without limitation, procedures for telephonic exercise. Upon the exercise of a SAR, the holder will be entitled to receive an amount (in cash and/or shares of Common Stock as determined by the Committee) equal to the product of (1) the number of shares with respect to which the SAR is being exercised and (2) the difference between the fair market value of a share of Common Stock on the date the SAR is exercised (or such other exercise price as may be specified in the award) and the exercise price per share of the SAR. As a condition of exercise, the holder must pay to the Company or make arrangements satisfactory to the Company for the payment of applicable withholding taxes.

        (e)    Deferral of Payment.    The Committee may at any time and from time to time provide for the deferral of delivery of any shares and/or cash for which a SAR may be exercisable until such date or dates and upon such other terms and conditions as the Committee may determine.

7.    Restricted Stock Awards.

        (a)    General.    Subject to the provisions of the Plan, the Committee may award shares of Common Stock to eligible personnel upon such terms and subject to such forfeiture and other conditions as the Committee deems appropriate. The terms and conditions of any such stock award will be evidenced by a written restricted stock agreement or other instrument approved for this purpose by the Committee.

        (b)    Stock Certificates for Restricted Stock.    Unless the Committee elects to use a different method (such as, for example, the issuance and delivery of stock certificates) shares of restricted stock will be evidenced by book entries on the Company's stock transfer records pending the expiration of restrictions thereon. If a stock certificate for restricted stock is issued in the name of the grantee, it will bear an appropriate legend to reflect the nature of the restrictions applicable to the shares represented by the certificate, and the Committee may require that such stock certificates be held in custody by the Company until the restrictions on such shares have lapsed. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of stock certificates for shares of restricted stock, including, without limitation, a requirement that the grantee deliver a duly signed stock power, endorsed in blank, for the shares covered by the award.

        (c)    Purchase Price.    The purchase price payable for shares of restricted stock awarded under the Plan will be determined by the Committee. To the extent permitted by applicable law, the purchase price may be as low as zero and, to the extent required by the applicable law, the purchase price will be no less than the par value of the shares covered by the award.

        (d)    Restrictions and Vesting.    The Committee will establish such conditions as it deems appropriate on the grant or vesting of restricted stock awarded under the Plan. Such conditions may be based upon continued service, the attainment of performance goals (which, in the case of grants of restricted stock intended to qualify for the performance-based compensation exception under Section 162(m)(4)(C) of the Code, satisfy the requirements of Section 8) and/or such other relevant factors or criteria designated by the Committee. The holder of restricted stock will not be permitted to transfer shares of restricted stock awarded under the Plan before the time the applicable vesting conditions are satisfied.

        (e)    Rights as a Stockholder.    Except as provided herein and as otherwise determined by the Committee, the recipient of a restricted stock award shall have with respect to his or her restricted stock all of the rights of a holder of shares of Common Stock, including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to satisfaction of the applicable vesting conditions, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends will be deferred until, and conditioned upon, the satisfaction of the applicable vesting conditions.

        (f)    Lapse of Restrictions.    If and when the vesting conditions are satisfied with respect to a restricted stock award, a certificate for the shares covered by the award, to the extent vested, will be delivered to the grantee. All legends shall be removed from said certificates at the time of delivery except as otherwise required by applicable law.

8.    Performance-Based Awards.

        (a)    General.    The Committee may condition the exercise, vesting or settlement of an award made under the Plan on the achievement of specified performance goals. The provisions of this Section will apply in the case of a performance-based award that is intended to generate "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

        (b)    Objective Performance Goals.    A performance goal established in connection with an award covered by this Section must be (1) objective, in the sense that a third party having knowledge of the relevant facts could determine whether the goal is met, (2) prescribed in writing by the Committee before the beginning of the applicable performance period or at such later date (when fulfillment is substantially uncertain) as may be permitted under Section 162(m) of the Code, and (3) expressed in the following manner with respect to any one or more of the following business criteria:

  (A)
  attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items (determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board), net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing;

  (B)
  attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits;

  (C)
  attainment of certain target levels of, or a specified increase in, operational cash flow;

  (D)
  achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee;

  (E)
  attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations;

  (F)
  attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital;

  (G)
  attainment of certain target levels of, or a percentage increase in, after-tax return on stockholders' equity;

  (H)
  attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula;

  (I)
  attainment of certain target levels in the fair market value of the shares of the Company's Common Stock; and

  (J)
  growth in the value of an investment in the Company's Common Stock assuming the reinvestment of dividends.

If and to the extent permitted under Section 162(m) of the Code, such performance goals may be determined without regard to (or adjusted for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period. The Committee may not delegate any responsibility with respect to the establishment or determination of performance goals to which awards covered by this Section are subject.

        (c)    Calculation of Performance-Based Award.    At the expiration of the applicable performance period, the Committee will determine the extent to which the performance goals established pursuant to this Section are achieved and the percentage of each performance-based award that has been earned. The Committee may reduce the amount that would otherwise be payable pursuant to an award covered by this Section, but may not exercise its discretion to increase such amount.

9.    Non-Employee Director Stock Option Awards.

        (a)    Definition.    For all purposes hereof, the term "Non-Employee Director" means any member of the Board who is not also an employee of the Company or any affiliate.

        (b)    Automatic Grants.    Without further action by the Board or the stockholders of the Company, (1) each Non-Employee Director shall, subject to the terms of the Plan, be granted an option to purchase 22,500 shares of Common Stock on the date he or she first commences service as a Non-Employee Director provided such date occurs after the date the Plan is adopted (the "Initial Grant"), and (2) each Non-Employee Director will be granted an option to purchase 5,000 shares of Common Stock on the trading day following each annual meeting of the Company's stockholders that occurs after the date the Plan is adopted and at least one year after the date he or she first became a Non-Employee Director (the "Annual Grant"). Notwithstanding the foregoing, no future grants of options pursuant to this Section 9 shall be made on or after June 16, 2005.

        (c)    Option Agreement.    Stock options granted pursuant to this Section 9 will be NQSOs. Such options shall be evidenced by written option agreements on a form approved by the Board. Such agreements shall contain such terms and conditions as are not inconsistent with the terms and conditions hereof.

        (d)    Terms of Options.

    (i)
    Exercise Price.    The purchase price per share deliverable upon the exercise of an option shall be 100% of the closing price of such Common Stock, as published by the principal national securities exchange (including, but not limited to, NASDAQ) on which shares of the Common Stock are traded on such date, at the date of the grant of the Option.

    (ii)
    Vesting Conditions.    An Initial Grant will be 50% vested at the time of the grant, and will become 100% vested on the first anniversary of the date of grant, provided the optionee is still a Non-Employee Director on the vesting date. An Annual Grant will become vested as to 50% of the shares originally covered thereby on each of the first two anniversaries of the grant date, provided the optionee is still a Non-Employee Director on the vesting date.

    (iii)
    Effect of Termination of Service.    The provisions of Section 11(a) shall apply to options granted pursuant to this Section 9.

    (iv)
    Capital Transactions; Change in Control.    The provisions of Section 12 shall apply to options granted pursuant to this Section 9.

        (e)    Expiration.    Except as otherwise provided herein, if not previously exercised, each option will expire on the tenth anniversary of the date of grant.

9A.    Non-Employee Director Common Stock Awards.

        (a)    Automatic Grants.    From and after June 16, 2005, without further action by the Board or the stockholders of the Company: (1) each Non-Employee Director shall be granted 5,000 shares of Common Stock on the date he or she first commences service as a Non-Employee Director (the "Initial Stock Grant"), and (2) each Non-Employee Director shall be granted 2,500 shares of Common Stock on the trading day following each annual meeting of the Company's stockholders, provided that such Non-Employee Director was a Non-Employee Director at or was appointed or elected to the Board as a Non-Employee Director at the preceding annual meeting of the Company's stockholders (the "Annual Stock Grant").

        (b)    Award Agreement.    The Initial Stock Grant and the Annual Stock Grant shall be evidenced by written award agreements on a form approved by the Board. Such agreements shall contain such terms and conditions as are not inconsistent with the terms and conditions hereof.

        (c)    Terms and Conditions of Common Stock Awards.

    (i)
    Vesting Conditions.    Each Initial Stock Grant shall be immediately vested with respect to fifty percent (50%) of the shares of Common Stock on the grant date and shall become vested with respect to the remaining fifty percent (50%) of the shares of Common Stock on the first anniversary of the grant date, provided the Non-Employee Director remains in service on the Board through such anniversary date. Each Annual Stock Grant shall become vested with respect to fifty percent (50%) of the shares of Common Stock on each of the first two anniversaries of the grant date, provided the Non-Employee Director remains in service on the Board through such anniversary date. Notwithstanding the foregoing, all unvested shares of Common Stock granted pursuant to this Section 9A shall immediately vest in full upon the occurrence of a Change in Control (as defined below).

    (ii)
    Transfer Restrictions.    A Non-Employee Director may not sell, assign, transfer, dispose of, pledge or otherwise hypothecate any unvested shares of Common Stock granted pursuant to this Section 9A prior to the date on which such shares become vested pursuant to subsection (c)(i) above.

    (iii)
    Termination of Service on the Board.    Upon the termination of a Non-Employee Director's service on the Board for any reason (including death and disability) or no reason, all then unvested shares of Common Stock granted pursuant to this Section 9A shall automatically be forfeited by the Non-Employee Director (or his successors) to the Company, without compensation, and any certificate therefor or book entry with respect thereto or other evidence thereof will be canceled.

    (iv)
    Stock Certificates.    Unless the Board elects to use a different method, if and when the vesting conditions, if any, are satisfied with respect to shares of Common Stock granted pursuant to this Section 9A, a stock certificate or certificates representing such shares will be promptly delivered to the Non-Employee Director (and shall not bear any legend at the time of delivery, except as otherwise required by applicable law).

    (v)
    Rights as a Stockholder.    A Non-Employee Director shall not have the rights of a stockholder with respect to unvested shares of Common Stock granted pursuant to this Section 9A, except the right to receive any dividends with respect thereto and, subject to satisfaction of the applicable vesting conditions with respect to any unvested shares of Common Stock, the right to tender such shares. Any such dividend shall be subject to the vesting, transfer and forfeiture conditions contained herein to the same extent as the shares with respect to which such dividend is made.

        10.    Non-Transferability of Awards.    No stock option, SAR, Performance Award or other stock-based award under the Plan shall be transferable by the recipient other than upon the recipient's death to a beneficiary designated by the recipient in a manner acceptable to the Committee, or, if no designated beneficiary shall survive the recipient, pursuant to the recipient's will or by the laws of descent and distribution. All stock options and SARs shall be exercisable during the recipient's lifetime only by the recipient. Tandem stock appreciation rights shall be transferable, to the extent permitted above, only with the underlying stock option. Shares of restricted stock may not be transferred prior to the date on which shares are issued, or, if later, the date on which such shares have vested and are free of any applicable restriction imposed hereunder. Except as otherwise specifically provided by law or the provisions hereof, no award received under the Plan may be transferred in any manner, and any attempt to transfer any such award shall be void, and no such award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that an NQSO is transferable in whole or part to such persons, under such circumstances, and subject to such conditions as the Committee may prescribe.

        11.    Effect of Termination of Employment or Service.    Unless otherwise determined by the Committee at grant or, if no rights of the participant are thereby reduced, thereafter, and subject to earlier termination in accordance with the provisions hereof, the following rules apply with regard to vesting and exercise of awards held by a participant at the time of his or her termination of employment or other service with the Company and its affiliates.

        (a)   Rules Applicable to Stock Options and SARs.

    (1)
    Termination by Reason of Death.    If a participant's employment or service terminates by reason of his or her death, then any stock option or SAR held by the deceased participant will thereupon become fully vested and may be exercised by the deceased participant's beneficiary at any time within one year from the date of death but in no event after expiration of the stated term.

    (2)
    Termination by Reason of Disability.    If a participant's employment or service terminates by reason of his or her disability (defined below), then any stock option or SAR held by the participant, to the extent exercisable on the date his or her employment or service terminates, may be exercised by the participant at any time within one year from the date his or her employment or service terminates but in no event after expiration of the stated term. If the participant dies during such one-year period and before the option or SAR is exercised, then the deceased participant's beneficiary may exercise the option or SAR, to the extent exercisable by the deceased participant immediately prior to his or her death, for a period of one year following the date of death but in no event after expiration of the stated term. For the purposes hereof, the term "disability" means the inability of a participant to perform the customary duties of his or her employment or other service for the Company or an affiliate by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.

    (3)
    Other Termination.    If a participant's employment or service terminates for any reason (other than death or disability) or no reason, then all stock options and SARs held by the participant, to the extent otherwise exercisable on the date his or her employment or service is terminated, may be exercised by the participant at any time within a period of six months from the termination date, but in no event beyond the expiration of the stated term of such stock options and SARs.

        (b)    Rules Applicable to Restricted Stock.    Upon the termination of a participant's employment or service for any reason (including death and disability) or no reason, restricted stock which has not yet become fully vested will, unless otherwise determined by the Committee, automatically be forfeited by the participant (or the participant's successors) and any certificate therefor or book entry with respect thereto or other evidence thereof will be canceled.

        (c)    Rules Applicable to Performance-Based Awards.    Upon termination of a participant's employment or service for any reason (including death and disability) or no reason, then the participant's outstanding performance-based awards will, unless otherwise determined by the Committee, thereupon expire and the participant (or his or her beneficiary, as the case may be) will not be entitled to receive any amount in respect of the performance period or cycle within which the participant's employment or service is terminated.

        (d)    Rules Applicable to Other Stock-Based Awards.    Rules similar to those set forth in subsection (b) (relating to restricted stock awards) will apply in connection with the termination of employment or service of a participant who holds any other form of stock-based award granted under the plan that has not yet vested and/or is contingent upon future performance of services.

12.    Capital Changes; Change in Control.

        (a)    Adjustments Upon Changes in Capitalization.    The aggregate number and class of shares for which awards may be granted under the Plan, the maximum number of shares covered by awards that may be granted to any individual in any calendar year, the number and class of shares that will be covered by automatic grants made to Non-Employee Directors pursuant to Section 9A, the number and class of shares covered by each outstanding award and, if applicable, the exercise price per share shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company's capital stock.

        (b)    Change in Control.    If, in connection with a Change in Control (defined below), the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board so directs, then all outstanding options will be converted into options to purchase shares of Exchange Stock. The number of shares and exercise price under the converted options will be determined by adjusting the number of shares and exercise price for the options granted hereunder on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock will receive in connection with the Change in Control and, unless the Board determines otherwise, the vesting conditions with respect to the converted options will be substantially the same as the vesting conditions set forth in the original option agreement. If the Board does not direct the conversion of outstanding options in connection with a Change in Control, then all optionees will be permitted to exercise their outstanding options in whole or in part (whether or not otherwise vested or exercisable) prior to the Change in Control, and any outstanding options which are not exercised before the Change in Control will thereupon terminate.

        (c)    Definition of Change in Control.    For purposes hereof, the term "Change in Control" shall be deemed to occur if (1) there shall be consummated (A) any consolidation, merger or reorganization involving the Company, unless such consolidation, merger or reorganization is a "Non-Control Transaction" (as defined below) or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (2) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (3) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the combined voting power of the Company's then outstanding voting securities other than (a) a person who owns or owned shares of Class B Common Stock of the Company, (b) pursuant to a plan or arrangement entered into by such person and the Company or (c) pursuant to receipt of such shares from a stockholder of the Company pursuant to such stockholder's will or the laws of descent and distribution, or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. A "Non-Control Transaction" shall mean a consolidation, merger or reorganization of the Company where (1) the stockholders of the Company immediately before such consolidation, merger or reorganization own, directly or indirectly, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such consolidation, merger or reorganization (the "Surviving Corporation"), (2) the individuals who were members of the Board of the Company immediately prior to the execution of the agreement providing for such consolidation, merger or reorganization constitute at least 50% of the members of the Board of Directors of the Surviving Corporation, or a corporation directly or indirectly beneficially owning a majority of the voting securities of the Surviving Corporation and (3) no person (other than (a) the Company, (b) any subsidiary of the Company, (c) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any subsidiary, or (d) any person who, immediately prior to such consolidation, merger or reorganization, beneficially owned more than 50% of the combined voting power of the Company's then outstanding voting securities) beneficially owns more than 50% of the combined voting power of the Surviving Corporation's then outstanding voting securities.

        (d)    Fractional Shares.    In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and each such option will cover only the number of full shares resulting from the adjustment.

        (e)    Determination of Board to be Final.    All adjustments under this Section shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

        13.    Amendment and Termination.    The Board may amend or terminate the Plan, provided, however, that no such action may affect adversely the accrued rights of the holder of any outstanding award without the consent of the holder. Except as otherwise provided in Section 12, any amendment which would increase the aggregate number of shares of Common Stock for which awards may be granted under the Plan or modify the class of recipients eligible to receive stock-based awards under the Plan shall be subject to the approval of the Company's stockholders. The Committee may amend the terms of any agreement or certificate made or issued hereunder at any time and from time to time provided, however, that any amendment which would adversely affect the accrued rights of the holder may not be made without his or her consent.

        14.    No Rights Conferred.    Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any affiliate of the Company.

        15.    Governing Law.    The Plan and each option agreement shall be governed by the laws of the State of Delaware, except as otherwise provided in the option agreement.

        16.    Decisions and Determinations of Committee to be Final.    Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.

        17.    Term of the Plan.    The Plan shall be effective as of December 9, 1998, subject to the approval of the stockholders of the Company within one year from the date of adoption by the Board. The Plan will terminate on December 9, 2008, unless sooner terminated by the Board. The rights of any person with respect to an award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the award (as then in effect or thereafter amended) and the Plan.

622 THIRD AVENUE 39TH FLOOR NEW YORK, NY 10017	Two Alternate Ways to Vote VOTE BY TELEPHONE OR INTERNET 24 Hours a Day—7 Days a Week Save Your Company Money—It's Fast and Convenient
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ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
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KEEP THIS PORTION FOR YOUR RECORDS.

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MONSTER WORLDWIDE, INC.

Vote On Directors
1.	ELECTION OF DIRECTORS Nominees:				For All Nominees	Withhold For All Nominees	For All Nominees Except	To withhold authority to vote for any individual nominee, mark "For All Nominees Except" and write the nominee's name on the line below.
	01)	Andrew J. McKelvey	05)	Ronald J. Kramer
	02)	George R. Eisele	06)	David A. Stein	☐	☐	☐
	03)	John Gaulding	07)	John Swann
	04)	Michael Kaufman

Vote on Proposals		For	Against	Abstain
2.	APPROVAL OF AN AMENDMENT TO THE MONSTER WORLDWIDE, INC. 1999 LONG TERM INCENTIVE PLAN	☐	☐	☐
3.	TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Note: This proxy will be voted as specified. If no specification is made it will be voted FOR all nominees in proposal 1 and FOR proposal 2. The proxies are authorized to vote in their discretion with respect to other matters that may come before the meeting.

NOTE: Please mark, date and sign exactly as name appears hereon including designation as executor, trustee, etc., if applicable. A corporation must sign in its name by the President or other authorized officer. All co-owners must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

MONSTER WORLDWIDE, INC.

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

        The undersigned hereby appoints Andrew J.McKelvey and Charles Baker, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Monster, 5 Clock Tower Place, Maynard, Massachusetts at 11:00 A.M. on Thursday, June16, 2005, and at any adjournments thereof, with all powers the undersigned would possess if personally present, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, as directed on the reverse side hereof.

        Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. Receipt to the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

(To be Completed, Signed and Dated on Reverse Side)

QuickLinks

MONSTER WORLDWIDE, INC. 622 THIRD AVENUE NEW YORK, NEW YORK 10017 (212) 351-7000
MONSTER WORLDWIDE, INC.
MONSTER WORLDWIDE, INC. 622 THIRD AVENUE NEW YORK, NEW YORK 10017
ABOUT THE MEETING
STOCK OWNERSHIP
PROPOSAL NO. 1—ELECTION OF DIRECTORS
AUDIT MATTERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
Certain Relationships and Related Transactions
PERFORMANCE GRAPH
PROPOSAL NO. 2—APPROVAL OF AMENDMENT TO THE MONSTER WORLDWIDE, INC. 1999 LONG TERM INCENTIVE PLAN
NEW PLAN BENEFITS
EQUITY COMPENSATION PLAN INFORMATION
RELATIONSHIP WITH INDEPENDENT AUDITORS
CORPORATE GOVERNANCE—CODE OF BUSINESS CONDUCT AND ETHICS
OTHER BUSINESS
STOCKHOLDER PROPOSALS
  APPENDIX A
MONSTER WORLDWIDE, INC. 1999 LONG TERM INCENTIVE PLAN (As Amended through April 27, 2005, subject to Stockholder Approval)